Exhibit 10.6
OFFICE LEASE
between
BOF II MD 77 UPPER ROCK LLC,
(Landlord)
and
AURINIA PHARMA U.S., INC.
(Tenant)
77 UPPER ROCK CIRCLE
Rockville, Maryland

Certain identified information has been excluded from this exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

OFFICE LEASE
INDEX
SECTION    PAGE

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EXHIBITS
EXHIBIT A – FLOOR PLAN OF PREMISES
EXHIBIT B – [RESERVED]
EXHIBIT C – WORK LETTER
EXHIBIT D – OPTION TO EXTEND
EXHIBIT E – RIGHT OF FIRST OFFER
EXHIBIT F – OPTION TO TERMINATE
EXHIBIT G – GUARANTY
EXHIBIT H – TENANT’S RESERVED PARKING AREA AND MARKING
EXHIBIT I – CLEANING SPECIFICATIONS
EXHIBIT J – FORM OF SNDA

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LEASE
THIS LEASE is made and entered into as of this 12th day of March, 2020 (the “Effective Date”), by and between BOF II MD 77 UPPER ROCK LLC, a Delaware limited liability company (“Landlord”) and AURINIA PHARMA U.S., INC., a Delaware corporation (“Tenant”). Landlord and Tenant are sometimes each referred to individually as a “Party” and collectively as the “Parties”.
In consideration of the rents hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:
1.    LEASED PREMISES.
Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 30,531 square feet of rentable area, on the seventh (7th) floor of the office building (the “Building”) situated at 77 Upper Rock Circle, Rockville, Maryland, as shown on the plan attached hereto as Exhibit A (hereinafter referred to as the “Premises”). The rentable area of all office space in the Building is approximately [redacted] square feet. The rentable area of the Building has been measured in accordance with the Building Owners and Managers Association (BOMA) Standard Method of Measurement (ANSI/BOMA Z65.1-2017), Method A. The rentable area of the Premises and the rentable area of the Building as set forth in this Section 1 are hereby stipulated and agreed to by Landlord and Tenant shall be used for all purposes of this Lease and shall not be subject to remeasurement unless there is a physical change in the size of the Premises.
2.    TERM.
A.    The term of this Lease (the “Initial Term”) shall commence on the date Landlord delivers possession of the Premises to Tenant (the “Possession Date”). The “Commencement Date” of this Lease shall be the earlier of: (1) the date on which the Work (as defined in Exhibit C attached to this Lease) in the Premises is Substantially Completed (as defined in Exhibit C attached to this Lease), or (2) September 1, 2020. The “Rent Commencement Date” of this Lease shall be the same as the Commencement Date. Landlord shall deliver possession of the Premises to Tenant in the condition described in Section 3 below on the Effective Date.
B.    During the period from the Possession Date to the day immediately prior to the Commencement Date, all terms and conditions of this Lease shall apply, other than payment of Annual Base Rent and Additional Rent for increases in Operating Expenses and increases in Real Estate Tax Expenses.
C.    The Initial Term shall end at 11:59 p.m. on the last day of the one hundred thirty second (132nd) full calendar month after the Commencement Date (the “Expiration Date”), unless the Term terminates sooner pursuant to any other provision of this Lease or pursuant to law. The term “Lease Year” as used in this Lease shall mean the first and each successive period of twelve (12) full calendar months following the Commencement Date. If the
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Commencement Date occurs on a day other than the first (1st) day of a calendar month, then the portion of such partial month from and after the Commencement Date shall be added to the first (1st) Lease Year, so that the first Lease Year shall end on the last day of the calendar month in which the first anniversary of the Commencement Date occurs. The Initial Term and any extensions thereof shall be referred to as the “Term”. Once the Commencement Date occurs, Landlord and Tenant shall execute a letter agreement or amendment to this Lease specifying the Possession Date, the Commencement Date, the Rent Commencement Date, the Expiration Date, the Lease Years (and corresponding rent amounts), and any other relevant information that is determinative of the foregoing dates.
3.    acceptance of premises, CONSTRUCTION OF WORK.
Tenant acknowledges that: (1) EXCEPT FOR THE CONSTRUCTION ALLOWANCE AS EXPRESSLY PROVIDED IN EXHIBIT C ATTACHED HERETO, TENANT HAS INSPECTED AND ACCEPTS THE PREMISES AND THE BUILDING IN AN "AS IS, WHERE IS" CONDITION, (2) THE PREMISES, BUILDING AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND, EXCEPT AS OTHERWISE EXPRESSLY HEREIN PROVIDED, LANDLORD HAS NOT MADE AND HEREBY DISCLAIMS ANY AND ALL WARRANTIES, REPRESENTATIONS, COVENANTS, AND AGREEMENTS WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, AND (4) EXCEPT AS OTHERWISE EXPRESSLY HEREIN PROVIDED, AND EXCEPT FOR THE CONSTRUCTION ALLOWANCE AS EXPRESSLY PROVIDED IN EXHIBIT C ATTACHED HERETO, NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Section 8. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that the Building, including the Premises and base building systems and structure are currently in compliance with all applicable laws, ordinances, rules, regulations, directives, orders and requirements of all governmental, quasi-governmental and regulatory authorities and agencies including, without limitation, police, fire, health and environmental authorities or agencies responsible for enforcing local, state and federal law with regard to the base building and the Premises. In addition, Landlord warrants to Tenant the “as-is” condition of the Premises and the base building is in compliance with the aforesaid rules, regulations, laws, including but not limited to all Environmental Laws (defined in Section 37.B below), the Americans With Disabilities Act and the most modern ASHRAE standard for fresh air mix. In the event a circumstance in the base building and/or Premises is defined, discovered, identified and/or reported by Tenant or Landlord that is not in compliance with the aforesaid conditions, Landlord shall provide Tenant, at no expense to Tenant, a remedy to resolve said condition.

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4.    RENT.
Tenant shall pay to Landlord the following rent under this Lease, “Annual Base Rent”, “Monthly Base Rent” and “Additional Rent”, all as more fully set forth in this Section 4 and Sections 5 and 6:
A.    Annual base rent (“Annual Base Rent”), payable in equal monthly installments (“Monthly Base Rent”) as follows:

Lease Year	Annual Base Rent	Monthly Base Rent	Per Rentable Square Foot
1*	$1,007,523.00	$83,960.25	[redacted]
2*	$1,030,115.94	$85,843.00	[redacted]
3	$1,053,319.50	$87,776.63	[redacted]
4	$1,077,133.68	$89,761.14	[redacted]
5	$1,101,253.17	$91,771.10	[redacted]
6	$1,125,983.28	$93,831.94	[redacted]
7	$1,151,324.01	$95,943.67	[redacted]
8	$1,177,275.36	$98,106.28	[redacted]
9	$1,203,837.33	$100,319.78	[redacted]
10	$1,231,009.92	$102,584.16	[redacted]
11	$1,258,487.82	$104,873.99	[redacted]

The first installment of Monthly Base Rent (for the twelfth (12th) month of the Initial Term) shall be paid on the execution and delivery of this Lease by Tenant, and like installments shall be paid, in advance, on or before the first day of each calendar month during the Term from and after the Commencement Date.
*Notwithstanding the foregoing provisions of this Section 4.A., Landlord hereby agrees to: (1) abate the payments of Monthly Base Rent and Additional Rent (e.g., Tenant’s Share of Increases in Operating Expenses and Tenant’s Share of Increases in Real Estate Tax Expenses) for the entire Premises for the first eleven (11) months of the first (1st) Lease Year (Lease months 1 – 11), and (2) abate the payments of Monthly Base Rent and Additional Rent (e.g., Tenant’s Share of Increases in Operating Expenses and Tenant’s Share of Increases in Real Estate Tax Expenses) for only 5,000 square feet of rentable area of the Premises (for avoidance of doubt, Monthly Base Rent and Additional Rent will be due and payable for the remaining 25,531 square feet of rentable area of the Premises) for following ten (10) months thereafter (Lease months 12 – 21) (collectively, the “Rent Abatement”).
B.    “Additional Rent” shall consist of all other sums of money (except Annual Base Rent and Monthly Base Rent) as shall become due from Tenant under this Lease.

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C.    Tenant will pay all rent without notice, demand, deduction, set-off or counterclaim. Payments of rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable to: BOF II MD 77 Upper Rock LLC, c/o Bridge Investment Group, Five Concourse Parkway, Suite 500, Atlanta GA 30328, Attn: Property Management, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will inconvenience Landlord and cause Landlord to incur costs not contemplated by this Lease. Therefore, if Tenant fails to pay any installment of Monthly Base Rent or Additional Rent to Landlord on or before the date when such rent is due and payable, and such failure continues for five (5) days after written notice to Tenant, Tenant shall pay to Landlord, as Additional Rent, for each month or part thereof until such payment is made, an administrative late payment fee equal to five percent (5%) of the amount due, which sum Landlord and Tenant acknowledge and agree fairly represents Landlord’s cost and expense in carrying and processing delinquent accounts. If Landlord at any time or times accepts any rent after it has become due and payable, such acceptance shall not excuse, delay at subsequent times, or constitute a waiver of, any of Landlord’s rights under this Lease.
D.    Tenant shall pay rent to Landlord, in accordance with written instructions to be delivered by Landlord to Tenant no later than [redacted] prior to the first date rent is due hereunder, or to such other address as directed by Landlord upon delivering no less than [redacted] prior written notice to Tenant.
5.    ADDITIONAL RENT FOR INCREASES IN OPERATING EXPENSES.
A.    Subject to the Rent Abatement, commencing the Rent Commencement Date, for each Calendar Year (or partial Calendar Year) during the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of Increases in Operating Expenses (hereinafter defined). “Tenant’s Share of Increases in Operating Expenses” for each Calendar Year shall equal the product obtained by multiplying Tenant’s Proportionate Share (as defined in this Section 5.A.) times the amount by which Operating Expenses (as defined in Section 5.E.) for the Building for such Calendar Year exceeds Base Operating Expenses (as hereinafter defined); provided, however, that for the Calendar Year during which the Term ends, Tenant’s Share of Increases in Operating Expenses shall be prorated based upon the actual number of days the Lease was in effect during such Calendar Year. “Tenant’s Proportionate Share” shall equal a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the rentable square footage of all office space in the Building, as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. As of the Effective Date, Tenant’s Proportionate Share equals [redacted]. “Base Operating Expenses” is defined as the amount of Operating Expenses for Calendar Year 2020.
B.    Prior to determination of the actual amount of Tenant’s Share of Increases in Operating Expenses for any Calendar Year commencing with the Calendar Year immediately after the Calendar Year in which the Rent Commencement Date occurs, Tenant shall make

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monthly installment payments toward such share on an estimated basis, based on Landlord’s reasonable estimate of the amount, if any, by which Operating Expenses for such Calendar Year will exceed Base Operating Expenses. Tenant shall pay Landlord on the first day of each month of such Calendar Year one-twelfth (1/12th) of Landlord’s estimate.
C.    After the end of each Calendar Year commencing with the Calendar Year immediately after the Calendar Year in which the Rent Commencement Date occurs, Landlord shall determine the amount of Operating Expenses for the Calendar Year in question and the amount of the increase (if any) in Operating Expenses for such Calendar Year over the amount of Base Operating Expenses. Landlord shall provide Tenant with a reasonably detailed statement (the “Operating Expense Statement”) of this determination, including Tenant’s Share of Increases in Operating Expenses for the Calendar Year. Landlord shall use reasonable efforts to deliver the Operating Expense Statement to Tenant no later than [redacted] after the end of each Calendar Year. Within [redacted] after delivery of the Operating Expense Statement for each Calendar Year, Tenant shall pay to Landlord any deficiency between the amount shown as Tenant’s Share of Increases in Operating Expenses for such Calendar Year and the estimated payments made by Tenant toward such amount in accordance with Section 5.B. In the case of excess estimated payments, Tenant shall be credited with the excess toward subsequent Base Rent and Additional Rent payments, unless the Term has expired, in which event, provided that Tenant has fulfilled all of its obligations hereunder, Landlord shall deliver such excess to Tenant within [redacted] after the later to occur Tenant providing Landlord with its forwarding address or delivery of the Operating Expense Statement.
D.    The term “Operating Expenses” means all costs and expenses incurred during the Calendar Year in managing, operating and maintaining (including cleaning, protecting, servicing and repairing) the Building (including the Premises) and the land upon which it is situated (the “Land”, and the Land and the Building, including any parking areas made available for the Building, shall be collectively referred to as the “Property”), as determined by Landlord in accordance with generally accepted accounting principles applied consistently from year to year. Without in any way limiting the generality of the foregoing, such costs and expenses shall include but shall not be limited to utilities, trash removal, telephone service, insurance, janitorial services and supplies, cleaning service and supplies, security service and supplies, reasonable labor costs (including social security taxes, contributions and fringe benefits including retirement and pension plans), all management expenses either paid directly by Landlord or reimbursed to the management agent for the Building, specifically based on the individual(s) assigned with the management and operation of the Building, including salaries, benefits, office supplies and occupancy costs, legal fees and accounting expenses, charges under maintenance and service contracts, repair and maintenance of heating, ventilating and air conditioning equipment, all costs of applying, reporting, commissioning and re-commissioning the Building or any part thereof to seek or renew certification under any Green Building Standard (as defined in Section 7) applicable to the Building, insurance endorsements applicable to green buildings (including without limitation coverage in order to repair, restore, replace and re-commission the Building for certification or recertification in accordance with Green Building Standards), management fees, business taxes and licenses, including personal property taxes on Landlord’s or the management agent’s property used in the operation or

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management of the Building, a pro rata share attributable to the Building of the costs of operating, maintaining and repairing the Garage (but only to the extent such costs are related solely to any portion of the Garage that is not exclusively for residential parking), and all other costs and expenses of operating and maintaining the Building including any Permitted Capital Expenditures. As used herein, the term “Permitted Capital Expenditures” are any and all costs or expenses, which are required to be capitalized for federal income tax purposes, that are incurred by Landlord in connection with any repairs, improvements or replacements related to (a) any labor-saving or energy-saving device or other equipment installed or used in the Building that is intended to reduce, or reduce increases in, Operating Expenses, (b) any requirement of Law first applicable to the Building after the Effective Date. The cost of each such Permitted Capital Expenditure, together with reasonable interest (as determined by Landlord) or any financing charges incurred in connection therewith, shall be amortized over the useful life thereof and only that portion attributable to such Calendar Year shall be included in Operating Expenses for such Calendar Year during the remainder of the Term (as same may be extended or renewed from time to time).
E.    Notwithstanding the foregoing, Operating Expenses shall not include: (i) Real Estate Tax Expenses (as defined in Section 6 below), together with any other tax which would be excluded under the definition of Real Estate Tax Expenses as set forth in Section 6; (ii) payments of principal and interest on any mortgages, deeds of trust or other encumbrances upon the Building; (iii) leasing commissions; (iv) costs of preparing, improving or altering space for any new or renewal tenant; (v) management fees to the extent they exceed fair market management fees paid to unrelated third party management companies; (vi) costs of leasing or other brokerage commissions, legal, space planning, construction, and other expenses incurred or concessions given in procuring tenants for the Building or incurred solely with respect to individual tenants or occupants of the Building, and any payments made to relocate or remove from the Building any existing tenants; (vii) except for the amortized cost of Permitted Capital Expenditures, as expressly provided above, capital improvements, and capital expenditures or amounts paid for rental of equipment that if purchased by Landlord would be a capital improvement; (viii) non-cash items, such as deductions for depreciation and amortization of the Building and the Building equipment (other than Permitted Capital Expenditures), interest on capital invested (other than Permitted Capital Expenditures), bad debt losses, rent losses and reserves for such losses, and reserves for repairs, maintenance and replacements; (ix) costs of painting, redecorating, or other services or work performed for the exclusive benefit of any tenant or occupant; (x) salaries, wages, or other compensation paid to officers or executives of Landlord; (xi) salaries, wages, or other compensation or benefits paid to employees of Landlord who are not assigned full-time to the operation, management, maintenance, or repair of the Property; provided however, Operating Expenses may include Landlord’s reasonable allocation of wages, salary, or other compensation or benefits paid to any employee to the extent such employee is assigned or devotes services on a part-time basis to the operation, management, maintenance, or repair of the Building; (xii) Landlord’s costs incurred on a shared basis with other properties, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of any costs attributable to the Building; (xiii) costs of marketing, advertising and public relations and promotional costs associated with the promotion or leasing of the Building and costs of signs in or on the

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Building identifying the owners, managers or leasing agents of the Building; (xiv) original construction costs of the Building and any expenses for replacements arising from defects in the original construction of the Building; (xv) any costs, fines or penalties incurred by reason of (1) Landlord’s failure to timely pay when due any Operating Expense, Real Estate Tax Expense or other amount expressly excluded from Operating Expenses hereunder, or (2) the violation by Landlord, or any other tenant, of any Law, including, but not limited to, the removal of Hazardous Materials from the Property caused by Landlord or any other tenant of the Property, or costs to cure any violation of Laws in effect on or before the Effective Date related to the general use of the Property (including, without limitation, Laws governing fire, life, safety and disabilities) in each instance only to the extent in excess of the amount that would have been included in Operating Expenses in the absence of such failure or violation by Landlord; (xvi) costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or costs and expenses incurred in connection with negotiations or disputes with leasing agents, purchasers or Mortgagees (as defined in Section 26) of the Building; (xvii) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of all or any part of, or interest in, the Property; (xviii) costs incurred by Landlord which are associated with the operation of the business of the legal entity which constitutes Landlord (such as trustee’s fees, annual fees, corporate or partnership organization or administration expenses (including resident agent fees)), including legal entity formation and legal entity accounting; (xix) general overhead and general administrative expenses and accounting, record-keeping and clerical support of Landlord or the management agent not directly related to the operation of the Building; (xx) costs or expenses of utilities directly metered to tenants and costs of utilities incurred directly by retail tenants in the Building; (xxi) ground rent, other than items which would be included in Operating Expenses in the absence of such ground lease; (xxii) costs of any “tap fees” or one time lump sum sewer or water connection fees for the Building; (xxiii) political or charitable contributions; (xxiv) acquisition costs for sculpture, paintings and other art objects; and (xxv) costs for goods and services and materials to an entity related to or affiliate of Landlord, but only to the extent such costs exceed compensation based on an arm’s length fair market transaction of the same nature.
F.    If during any Calendar Year, including the 2020 Calendar Year (the “Base Year”), Landlord does not perform any work or service (the cost of which would be included in Operating Expenses if performed by Landlord) for any tenant of the Building which has undertaken to perform such work or service itself, in lieu of performance by Landlord, but reimbursed by Landlord, Operating Expenses shall include the amount of such reimbursement.
G.    Notwithstanding the provisions of this Section 5, commencing with the Calendar Year after the Base Year (hereinafter, the “First Controllable Expense Year”) and for each Calendar Year thereafter, Operating Expenses shall not include Controllable Expenses (as hereinafter defined) in excess of the Controllable Expense Maximum (as hereinafter defined) applicable to such Calendar Year. If Controllable Expenses in any Calendar Year (commencing with the First Controllable Expense Year and continuing for each year thereafter) exceed the applicable Controllable Expense Maximum (which shall be appropriately prorated for the Calendar Year in which the Expiration Date occurs), the excess Controllable Expenses shall be carried forward and treated as a Controllable Expense (subject to the then applicable

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Controllable Expense Maximum) in each subsequent Calendar Year until the excess is used, or this Lease expires, whichever occurs first (and Tenant shall not be required to pay any such unused excess upon expiration of this Lease). “Controllable Expenses” shall mean all Operating Expenses other than those expenses attributable to: (i) taxes, assessments and other governmental or quasi-governmental charges, (ii) insurance, (iii) utilities, (iv) fuel oil, (v) snow and ice removal; (vi) Permitted Capital Expenditures; and (vii) any other expenses that are beyond the reasonable control of Landlord.
The “Controllable Expense Maximum” for each Calendar Year (commencing with the First Controllable Expense Year) shall mean the Controllable Operating Expenses for the Base Year (actual or grossed up pursuant to Section 5.H., as applicable), increased by five percent (5%) per annum on a cumulative basis, such that the Controllable Expense Maximum for any Calendar Year shall be a multiple of the Controllable Expenses for the First Controllable Expense Year (actual or grossed up pursuant to Section 5.H., as applicable), as follows:

Period	Multiple
First Controllable Expense Year	1.0500
Next Calendar Year	1.1025
Next Calendar Year	1.1576
Next Calendar Year	1.2155
and so on.
H.    Nothing contained in this Section 5 shall be interpreted at any time to reduce the Annual Base Rent or Monthly Base Rent payable by Tenant under this Lease.
I.    If the Building is less than [redacted] occupied during any part of a Calendar Year, including the Base Year Operating Expenses for such Calendar Year shall mean the amount obtained by adjusting the actual Operating Expenses for such Calendar Year to a [redacted] Building occupancy level, such adjustment to be made by adding to the actual Operating Expenses during such Calendar Year such additional costs (but only those costs which vary according to occupancy) as would have been incurred if the Building had been [redacted] occupied, as reasonably determined by Landlord.
J.    If Landlord elects to utilize a fiscal year of twelve (12) calendar months (“Fiscal Year”), in lieu of the Calendar Year to calculate Tenant’s Share of Increases in Operating Expenses, each and every reference in this Section 5 to Calendar Year shall be read to mean Fiscal Year. Landlord shall give written notice to Tenant of its election to utilize a Fiscal Year for all purposes under this Section 5. Such notice shall also indicate the first day of Landlord’s Fiscal Year. After Landlord gives notice of its election to calculate Tenant’s Share of Increases in Operating Expenses on a Fiscal Year in lieu of a Calendar Year basis, the amount of Tenant’s Share of Increases in Operating Expenses for the period commencing on the first day of the Calendar Year in which Landlord’s election is made and the day before the first day of the Fiscal Year (“Stub-Period”) shall be prorated in accordance with the intent of this Section 5 by Landlord (and the amount of Base Operating Expenses shall be correspondingly pro-rated),

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and Tenant shall pay Tenant’s Share of Increases in Operating Expenses for such Stub-Period within thirty (30) days of rendition of a bill therefor. In no event, however, shall any change from a Calendar Year to another Fiscal Year have any adverse effect on Tenant’s obligations under this Section 5.
6.    ADDITIONAL RENT FOR INCREASES IN REAL ESTATE TAX EXPENSES.
A.    Subject to the Rent Abatement, commencing on the Rent Commencement Date, and thereafter for each Calendar Year (or partial Calendar Year) during the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of Increases in Real Estate Tax Expenses (hereinafter defined). “Tenant’s Share of Increases in Real Estate Tax Expenses” for the Calendar Year shall equal the product obtained by multiplying Tenant’s Proportionate Share times the amount, if any, by which Real Estate Tax Expenses (as defined in Section 6.E.) for such Calendar Year exceeds Base Real Estate Tax Expenses (as hereinafter defined); provided, however, that for the Calendar Year during which the Term ends, Tenant’s Share of Increases in Real Estate Tax Expenses shall be prorated based upon the actual number of days the Lease was in effect during such Calendar Year. “Base Real Estate Tax Expenses” is defined as the amount of Real Estate Tax Expenses for Calendar Year 2020.
B.    Prior to determination of the actual amount of Tenant’s Share of Increases in Real Estate Tax Expenses for any Calendar Year, Tenant shall make monthly installment payments toward such share on an estimated basis, based on Landlord’s reasonable estimate of the amount, if any, by which Real Estate Tax Expenses for the Calendar Year will exceed Base Real Estate Tax Expenses. Tenant shall pay Landlord on the first day of each month of the Calendar Year one-twelfth (1/12th) of Landlord’s estimate.
C.    After the end of each Calendar Year, Landlord shall determine the amount of Real Estate Tax Expenses for the Calendar Year and the amount of the increase (if any) in Real Estate Tax Expenses for the Calendar Year over the amount of Base Real Estate Tax Expenses. Landlord shall provide Tenant with a reasonably detailed statement (the “Real Estate Tax Expense Statement”) of this determination, including Tenant’s Share of Increases in Real Estate Tax Expenses for the Calendar Year. Within [redacted] after the delivery of the statement for each Calendar Year, Tenant shall pay to Landlord any deficiency between the amount shown as Tenant’s Share of Increases in Real Estate Tax Expenses for the Calendar Year and the estimated payments made by Tenant toward such amount in accordance with Section 6.B. In the case of excess estimated payments, Tenant shall be credited with the excess toward subsequent payments of Base Rent and Additional Rent, unless the Term has expired in which event Landlord shall pay such excess to Tenant within [redacted] after delivery of the Real Estate Tax Expense Statement.
D.    The term “Real Estate Tax Expenses” shall mean (i) all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied, or imposed upon the Building or the Land or assessed, levied or imposed upon the fixtures, machinery, equipment or systems, in, upon or used in connection with the operation of the Building or the Land under the current or any future taxation or assessment system or modification of, supplement or substitute for such system, and whether or not based on or

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measured by the receipts or revenues from the Building or the Land (including all taxes and assessments for public improvements or any other purpose and any gross receipts or similar tax), and (ii) any tax, fee, levy or assessment, however characterized, on Landlord, the Premises, the Building, or the rent payable hereunder, in the nature of a sales tax, an arena, ballpark, convention center or other public facility or business improvement district tax or fee, a use tax or any other tax or fee. For the purpose of this Section 6: (1) Real Estate Tax Expenses shall include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including, without limitation, legal fees, which may, in Landlord’s sole discretion, be paid pursuant to a contingent fee arrangement based on savings; and (2) Real Estate Tax Expenses shall not include any net income taxes, estate or inheritance taxes, any transfer, recordation or capital stock tax, taxes on Tenant’s personal property, or taxes on the value of leasehold improvements owned by Tenant or any other tenant at the Building, but such personal property taxes and taxes on the value of said Tenant owned leasehold improvements shall be the sole obligation of Tenant and shall be paid by Tenant as and when due pursuant to applicable law and, in any event, no later than [redacted] after notice from Landlord or the applicable taxing authority that such taxes are due and payable.
E.    Nothing contained in this Section 6 shall be interpreted at any time to reduce the Annual Base Rent or Monthly Base Rent payable by Tenant under this Lease.
F.    In the event of any change by the taxing body in the period in which any of the Real Estate Tax Expenses are levied, assessed or imposed, Landlord shall make appropriate adjustments with respect to computing Real Estate Tax Expenses provided Tenant is not thereby unduly prejudiced.
G.    If Landlord elects to utilize a Fiscal Year in lieu of the Calendar Year to calculate Tenant’s Share of Increases in Real Estate Tax Expenses, each and every reference in this Section 6 to Calendar Year shall be read to mean Fiscal Year. Landlord shall give written notice to Tenant of its election to utilize a Fiscal Year for all purposes under this Section 6. Such notice shall also indicate the first day of Landlord’s Fiscal Year. After Landlord gives notice of its election to calculate Tenant’s Share of Increases in Real Estate Tax Expenses on a Fiscal Year in lieu of a Calendar Year basis, the amount of Tenant’s Share of Increases in Real Estate Tax Expenses for the Stub-Period shall be prorated in accordance with the intent of this Section 6 by Landlord (and the amount of Base Real Estate Tax Expenses shall be correspondingly prorated), and Tenant shall pay Tenant’s Share of Increases in Real Estate Tax Expenses for such Stub-Period within [redacted] of rendition of a bill therefor. Absent change by the taxing authority, Landlord agrees not to alter the method of calculating Tenant’s Share of Increases in Real Estate Tax Expenses more than once in each twelve (12) month period. In no event, however, shall any change from a Calendar Year to another Fiscal Year have any adverse effect on Tenant’s obligations under this Section 6.
H.    If any tax or fee included within the foregoing definition of Real Estate Tax Expenses is levied, assessed, or imposed in such manner that the amount required to be paid by Tenant is not readily ascertainable because the tax or fee relates to more than the Building or

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the rents payable with respect thereto, then Tenant shall pay an equitably estimated share of the total tax or fee, as reasonably determined by Landlord.
I.    If the Building is less than [redacted] occupied during any part of a Calendar Year, Real Estate Taxes for such Calendar Year shall be adjusted to reflect a [redacted] Building occupancy level.
7.    USE OF PREMISES.
A.    Tenant shall use and occupy the Premises solely for general (non-medical and non-governmental) office purposes, in accordance with the use permitted under applicable zoning regulations and in compliance with all applicable present and future laws, ordinances, orders, codes, rules and regulations (collectively, “Laws”), and for no other purpose. If any Law requires an occupancy or use permit or license for the Premises or the operation of any business conducted therein, Tenant shall obtain and keep current such permit or license at Tenant’s own expense and shall promptly deliver a copy thereof to Landlord. Tenant shall not use or operate the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s certification, if any, of the Building from time to time pursuant to the U.S. EPA’s Energy Star rating, the Green Building Initiatives Green Globe for Continental Improvement of Existing Buildings (Green GlobesTM CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, or BOMA International’s 360 Performance Program, or any present or future comparable rating, certification or performance program (“Green Building Standards”).
A.1    Landlord hereby acknowledges and agrees that it shall be responsible for compliance with all laws, ordinances, regulations and directives of any authority having jurisdiction over the Building and/or Land, including the Americans With Disabilities Act of 1990 (49 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended from time to time (collectively, the “ADA”) and fire/life safety requirements, with respect to all common areas of the Building in effect as of the Commencement Date. In addition, the parties acknowledge that the ADA establishes requirements under Title III of the ADA (“Title III”) pertaining to business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises or Building depending on, among other things: (1) whether Tenant’s business operations are deemed a “place of public accommodation” or a “commercial facility”; (2) whether compliance with such requirements is “readily achievable” or “technically infeasible”; and (3) whether a given alteration affects a “primary function area” or triggers so-called “path of travel” requirements. Tenant has prepared or reviewed any plans and specifications for improvements for construction in the Premises and has independently determined that such plans and specifications are in conformance with the ADA Accessibility guidelines and other requirements of the ADA. Tenant further acknowledges and agrees that to the extent that Landlord has prepared, reviewed or approved any of Tenant’s plans and specifications, such action shall in no event be deemed a representation or warranty that the same comply with the requirements of the ADA. Tenant shall be responsible for the cost of all Title III compliance and costs

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in connection with the Premises and shall also be responsible for the cost of any so-called Title III “path of travel” requirements triggered by construction activities or alterations in the Premises. Tenant shall be solely responsible for all other requirements under the ADA relating to Tenant or any affiliates or persons or entities related to Tenant, operations of any of them, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant’s employees.

A2    If Tenant receives any notices alleging a violation of the ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

B.    Tenant shall not use or occupy the Premises or use the Building for any unlawful, disorderly, or hazardous purpose, or in a manner which will obstruct or interfere with the rights of other tenants, or their invitees, or in any way injure or annoy them. Tenant shall not conduct or permit any activity, or place any equipment, in or about the Premises (or conduct or permit any activity by itself or its employees, agents, contractors or invitees in or about the Building) which shall in any way increase the rate of insurance premiums on the Building or the property kept in the Building, or conflict with fire laws or regulations or with any insurance policy on the Building or such property. To maintain proper air balancing and pressurization, Tenant shall keep all of its suite entry doors closed except as actually used for ingress or egress. Landlord shall have the right to prescribe the maximum weight and position of safes and other heavy equipment or fixtures that Tenant desires to install in the Premises, and any consulting fees or other expenses incurred by Landlord regarding same will be at Tenant’s expense, the same to be paid as Additional Rent within [redacted] after the rendition of a bill therefor.
C.    Without limiting Landlord’s responsibilities set forth in Section 13.A, Landlord maintain a temperature in the Building within the temperature range and in such amounts normally or usually furnished, in comparable office buildings in Rockville, Maryland. Tenant shall not block or cover any of the heating, ventilation or air conditioning ducts in the Premises. Without limiting Landlord’s repair and maintenance obligations set forth in Section 8, Tenant shall keep all equipment in the Premises in good condition and repair (hard plumbed with copper lines for all water connections) and immediately remove any water discharged or spilled from same. Tenant shall regularly monitor the Premises for the presence of mold or mildew or for any conditions that reasonably can be expected to contribute to the growth of mold or mildew (collectively, the “Mold and Mildew Conditions”), including, but not limited to, evidence of water leaks or excessive humidity in the Premises, a failure or malfunctioning in the heating, ventilation or air conditioning system serving the Premises and inoperable doors or windows in the Premises , and Tenant shall immediately notify Landlord in writing of: (i) any visible signs of mildew or mold growth in the Premises, and (ii) any Mold and Mildew Conditions in the Premises.

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8.    MAINTENANCE.
A.    Subject to Tenant’s obligations under Section 8.B below, Landlord, at its sole cost and expense (except and to the extent that any cost or expense is a permitted Operating Expense hereunder) shall make any and all repairs, maintenance and replacements to the base Building, including the Building roof and Building structure (e.g., the Building’s slab and load-bearing columns and walls) and the Building’s mechanical, electrical, plumbing, HVAC and fire and life safety systems, and to the common areas of the Building and the Garage, and shall keep the base Building and the common areas of the Building, including the fitness facility and conference center, clean, neat and in good order, repair and condition and in compliance with all Laws. Notwithstanding anything herein to the contrary, Landlord shall not be responsible for any repair or maintenance which is caused in whole or in part by the act or omission of Tenant or its agents, contractors, employees, or guests. In the event of such repair or maintenance caused by the act or omission of Tenant, Tenant shall pay for such repair or maintenance upon demand from Landlord and shall indemnify, defend, protect and hold harmless Landlord against any and all loss, cost or liability in connection therewith. Landlord shall have a reasonable time after written notice from Tenant to perform necessary repairs or maintenance. Tenant hereby waives and releases any right to make repairs at Landlord’s expense, which may be provided at common law or pursuant to any law, statute, or ordinance now or hereafter in effect.
B.    Subject to Landlord’s obligations under Section 8.A above, Tenant, at its sole cost and expense, shall make any and all repairs, maintenance and replacements to the Premises and the improvements, fixtures and systems therein, and shall keep the Premises clean, neat and in good order, repair and condition and in compliance with all Laws, provided that Tenant shall not be obligated to make any capital improvements relating to the Premises unless required due to Tenant’s use of the Premises for purposes other than typical office use. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof. At the expiration or other termination of the Term, Tenant shall, at its sole cost and expense, surrender the Premises broom clean and in good order and condition, ordinary wear and tear and damage by the elements, and fire and other casualty not required to be insured by Tenant excepted, and with removal of items as required by Section 11. To the extent that Tenant’s use or uses of the Premises or Alterations thereto (beyond typical office use) or Tenant’s manner of operation creates a need or requirement under applicable Laws (including, without limitation, the ADA) to modify or alter the Premises, supporting facilities, or access thereto, or the manner of operation, maintenance and repair thereof, Tenant shall be fully responsible for the costs to undertake such changes, and in addition, to fully comply with the requirements of Section 9 below.
9.    ALTERATIONS BY TENANT.
A.    Following the completion of the Work, Tenant shall not make or permit any improvements, alterations, fixed decorations, substitutions or modifications, structural or otherwise, including, but not limited to the installation or modification of carpeting, partitions,

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counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures and wiring of any kind, hardware, locks, ceilings and window and wall coverings (collectively, “Alterations”), to the Premises or to the Building without the prior written consent of Landlord (both as to whether the Alterations may be made at all and as to how and when they may be made), which consent shall not be unreasonably withheld, conditioned or delayed. Tenant, at its sole cost and expense, shall provide Landlord with a copy of the original or revised full-floor architectural, mechanical, electrical and plumbing plans (“Tenant Alteration Plans”) for the floor or floors on which the Alterations are to be made, revised by the Building architect and engineers to show Tenant’s proposed Alterations, which plans shall be in form and substance reasonably acceptable to Landlord. Approval by Landlord of Tenant’s Alteration Plans shall not constitute implication, representation or certification by Landlord that Tenant’s Alteration Plans are accurate, sufficient, efficient, or in compliance with insurance requirements or applicable Laws, including building code compliance and the ADA, the responsibility of which belongs solely with Tenant.
B.    Tenant shall pay to Landlord a construction supervisory fee in an amount not to exceed [redacted] of the cost of any Alterations, as additional rent due and payable within [redacted] after Landlord approves such Alterations. In addition, Tenant agrees that any costs incurred by Landlord to consult its architects, engineers or other consultants, prior to giving its consent, shall be Additional Rent due and payable by Tenant to Landlord within [redacted] after rendition of a bill therefor.
C.    Alterations may be made only at Tenant’s expense, by contractors or subcontractors reasonably approved by Landlord, and only after: (i) Tenant has obtained any necessary permits from governmental authorities having jurisdiction and furnished copies of the permits to Landlord, and (ii) Tenant has submitted complete plans and specifications to Landlord, and Landlord has given Tenant its prior, express written approval, if required, as provided above. All Alterations shall be performed (a) in a good, workmanlike, first class and prompt manner, (b) at such times and in such manner as Landlord may reasonably designate, and (c) in accordance with Landlord’s Construction Rules and Regulations in effect from time to time (and any reasonable modifications thereto). Tenant shall diligently and continuously pursue all Alterations to completion. Landlord shall have the right to supervise the performance of any Alterations, but shall have no obligation to manage or supervise same, and shall have no liability or responsibility for the proper performance thereof by Tenant’s contractors. Tenant shall require any contractor of Tenant performing Alterations to carry and maintain, at no expense to Landlord, the commercially reasonable insurance required by Landlord.
D.    Landlord may require that Tenant obtain and deliver to Landlord written and unconditional waivers of mechanics’ and materialmen’s liens upon the Land and the Building for all work, labor and services to be performed, and materials to be furnished, in connection with any Alterations, signed by all contractors, subcontractors and materialmen to become involved in any Alterations. If any mechanic’s or materialmen’s lien is filed against the Premises, the Building or the Land for work or materials done for or furnished to Tenant, or claimed to have been done for or furnished to Tenant, the lien shall be discharged by Tenant

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within [redacted] thereafter, solely at Tenant’s expense, by payment thereof or by filing any bond required by law. Tenant shall indemnify and hold Landlord harmless from any and all liens, claims, damage and expenses (including reasonable attorneys’ fees), to persons or property including, without limitation, the Building, which may arise from the making of any Alterations. If any Alteration is made without the prior written consent of Landlord, if required, Landlord may correct or remove the Alteration at Tenant’s expense, said expense being an item of Additional Rent due [redacted] after rendition of a bill therefor. Following completion of any Alterations, Tenant shall deliver to Landlord a complete set of “as built” plans showing the Alterations, or shall reimburse Landlord for any reasonable expense incurred by Landlord in causing the Building plans to be modified to reflect the Alterations. The cost of “as-built” plans, if incurred by Landlord, shall be Additional Rent due and payable from Tenant within [redacted] after rendition of a bill therefor. During construction or installation of any Alteration, Landlord shall have the right to inspect the Premises at all times. Upon substantial completion of any Alterations, Tenant shall assign to Landlord, on a non-exclusive basis, all warranties obtained with respect to such Alterations.
E.    Copies of required building permits or authorizations shall be obtained by Tenant at its expense and copies thereof shall be provided to Landlord prior to commencement of construction. No locks, bolts or access control mechanisms of any kind shall be installed on the entrance doors or within the Premises that are not keyed or coded to the Building master key or access system. Tenant shall reimburse Landlord for the cost of the Building engineer’s time and services (if applicable) provided after Building Hours (as defined in Section 13.A.) in connection with Alterations and any other reasonable costs actually incurred by Landlord in connection with the Alterations, as additional rent due and payable within [redacted] after Landlord delivers an invoice(s) therefor. Landlord shall not be liable for any damages or losses caused by Tenant’s contractors, and, subject to Section 20 below, Tenant agrees to pay any and all expenses, claims or damages to person or property which may arise directly or indirectly by reason of making any Alterations.
F.    Following the completion of the Work, all wiring, cabling or conduit and/or cable bundles installed in the Premises or the Building by or at the request of Tenant shall be deemed Alterations, and, accordingly, subject to all of the applicable terms and conditions of this Lease.
G.    Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alterations which are strictly cosmetic in nature and (i) do not modify or affect the Premises' or Building's structure, roof systems, or the electrical, plumbing, heating, ventilation and air conditioning, mechanical, security, life safety or other systems serving the Building and/or Project, (ii) are not visible from the exterior of the Premises, (iii) do not require the issuance of a building permit, (iv) do not involve penetrations to any portion of the Building, including, without limitation, the roof and/or roof membrane of the Building, and (v) otherwise comply with Laws (collectively, "Cosmetic Alterations"); provided that the aggregate cost of any such Cosmetic Alterations does not exceed [redacted] in any twelve (12) month period during the Term (except for paint and floor coverings in the Premises, which shall not require Landlord’s consent, regardless of cost; provided, however, all such paint and floor coverings shall be

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consistent with the Building Standard (as defined in Section 13A.)). Tenant shall give Landlord not less than thirty (30) days prior written notice of any Cosmetic Alterations ("Cosmetic Alterations Notice") for which Landlord’s consent is not required, which Cosmetic Alterations Notice shall be accompanied by reasonably adequate evidence that such Cosmetic Alterations meet the criteria contained in this Section 9.G, and Landlord shall be permitted to enter the Premises to post notices of non-responsibility and other like notices or to observe the work performed by or on behalf of Tenant. Cosmetic Alterations shall be deemed to constitute Alterations for all purposes under this Lease (except that Landlord's consent shall not be required so long as the foregoing provisions have been satisfied, and Tenant shall not be required to pay to Landlord any of the expenses described in Section 9.B above with respect to any Cosmetic Alteration).
10.    EQUIPMENT.
Tenant shall not install or operate in the Premises or Building any equipment or other machinery, other than desktop computers and printers, facsimile machines, radios, televisions, clocks, standard size office copiers and other machines that are used by tenants in modern first-class office buildings in Rockville, Maryland without: (a) first obtaining the prior, express, written consent of Landlord (who may condition such consent upon the payment by Tenant of Additional Rent in compensation for additional utilization of the water, heating, plumbing, air-conditioning, or electrical systems of the Building or additional wiring needed for the equipment or machinery), and (b) securing any necessary permits from governmental authorities and utility companies and furnishing copies to Landlord.
11.    ALTERATIONS, EQUIPMENT AND OTHER PROPERTY BELONGING TO LANDLORD/REMOVAL OF PERSONAL PROPERTY/RESTORATION OF PREMISES.
A.    Any Alterations and other improvements and any equipment, machinery, fixtures, furniture, furnishings and other property installed or located in the Premises or the Building by or on behalf of Landlord or Tenant: (a) shall during the Term be the property of Tenant, and (b) shall remain upon and be surrendered to Landlord with the Premises as a part thereof at the end of the Term; provided, however, that, Tenant shall at its sole cost and expense, remove, prior to the end of the Term, Tenant’s Personal Property and repair any and all damage to the Premises and Building caused by the installation, use and/or removal thereof (and if Tenant fails to repair such damages, then Tenant shall reimburse Landlord as Additional Rent upon demand for the cost of repairing any damage to the Premises or Building caused thereby). In no event, however, and without limitation, shall Tenant be required to remove (i) any of the initial Work performed or installed pursuant to the Work Letter, (ii) any Alterations (other than Required Removal Alterations), or (iii) any of Tenant’s cabling and security system equipment. “Required Removal Alterations” shall mean Alterations that (A) are not commonly found in similar office buildings in Rockville, Maryland, (ii) are expensive to remove, and (iii) were identified by Landlord in writing as “Required Removal Alterations” at the time Landlord consented to such Alterations pursuant to Section 8 above. “Tenant’s Personal Property” shall mean any trade fixtures, furniture or other property now or hereafter placed in or on, but not

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affixed to, the Premises. Tenant shall have the right at its option either to remove or leave in place any or all of Tenant’s workstations and/or other systems furniture; provided, however, that Tenant may not remove them if paid for by Landlord out of the Work Allowance (defined in the Work Letter).
B.    Any property belonging to Tenant or any other person which is left in the Premises for any reason after the expiration or earlier termination of the Term shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself owner of such property and to dispose of it in whatever manner Landlord considers appropriate, and, with respect to any such property that Tenant was required to remove, Tenant shall pay to Landlord, as Additional Rent, the cost of such disposal together with any and all expenses and damages which Landlord may sustain by reason of Tenant’s failure to remove the property, and Tenant shall not have any right to compensation or claim against Landlord as a result of any such disposal.
12.    ENTRY FOR INSPECTIONS, REPAIRS AND INSTALLATIONS.
Tenant will permit Landlord or any Mortgagee, or their respective agents, brokers, employees or contractors, upon no less than twenty four (24) hours’ prior written notice (except in the event of an emergency) to Tenant (which may be delivered by email to: [redacted]), to enter the Premises at all times, without charge to Landlord or without diminution of rent payable by Tenant, to examine, inspect, photograph, operate, maintain and protect the Building or the Premises, to make such repairs as in the judgment of Landlord may be deemed necessary to maintain or protect the Premises or the Building, or to make installations related to the construction of tenant improvements or alterations being performed by Landlord for other tenants of the Building (but limited to the extent any such improvements or alterations for other tenants do not reduce Tenant’s usable square footage in the Premises and cannot be seen within the Premises), or to exhibit the same to prospective purchasers or lenders at any reasonable time or to prospective tenants during the last twelve (12) months of the Term or at any time during the pendency of an uncured Default. Landlord shall use reasonable efforts to not materially interfere with Tenant’s business during any entry into the Premises, and, except in the case of an emergency, Landlord and Tenant shall reasonably agree on the time for such entry. It is expressly understood that the Premises do not include any mechanical, electrical, telephone and similar rooms which service the Building; janitor closets; elevator, pipe and other vertical shafts and ducts; flues; stairwells (except any stairwells exclusively serving the Premises); and the area above the acoustical ceiling.
Notwithstanding the foregoing provisions of this Section 12, (i) in the event of an emergency, Landlord may enter the Premises without notice and make whatever repairs are necessary to protect the Premises or the Building without any liability whatsoever resulting from such entry, and (ii) Landlord may enter the Premises without notice for routine janitorial service, cleaning and maintenance.

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13.    SERVICES AND UTILITIES.
A.    Landlord shall manage, operate and maintain the Building in the manner set forth in this Lease, and otherwise in a manner consistent with the standards for similar first-class office buildings in Rockville, Maryland (the “Building Standard”), the costs of which shall be included in Operating Expenses (except as otherwise expressly provided herein). Subject to the terms herein, Landlord shall provide the following facilities and services to Tenant in accordance with the Building Standard, the cost of which shall be included in Operating Expenses (except as otherwise expressly provided herein): (i) at least one elevator subject to call at all times, including Sundays and Holidays (having lock-off capabilities installed for Tenant’s card readers); (ii) central heating and air conditioning from 8:00 a.m. until 6:00 p.m. Monday to Friday and from 8:00 a.m. until 1:00 p.m. on Saturdays, exclusive of Holidays (i.e., New Year’s Day, Martin Luther King, Jr. Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other Federal holiday) (“Building Hours”), during the seasons of the year when these services are normally and usually furnished and within the temperature range and in such amounts normally or usually furnished, in comparable office buildings in Rockville, Maryland and that meet the specifications described on Exhibit H attached hereto. In order to reduce Operating Expenses and energy consumption, HVAC will be available to tenants on Saturdays from 8:00 a.m. to 1:00 p.m. at no additional expense by providing written notice to Landlord by 1:00 p.m. the preceding day. Landlord shall provide heat and air conditioning at other times at Tenant’s expense, provided Tenant delivers to Landlord written notice by 1:00 p.m. on weekdays for after-hour service on the next weekday, by 1:00 p.m. the day before a Holiday for service on a Holiday, and by 1:00 p.m. on Friday for after-hour service on Saturday, or for service on Sunday. Such after-hour, Holiday or special weekend service shall be charged to Tenant at Landlord’s actual direct cost, from time to time, without markup per hour per floor, and the same shall be an item of Additional Rent due thirty (30) days after rendition of a bill therefor; (iii) Building standard cleaning service consistent with the Building Standard and consistent with the cleaning specifications attached hereto as Exhibit I; (iv) electricity sufficient for the Building standard electrical capacity and all Building standard HVAC. The cost for Tenant’s electricity usage will be included without overhead or profit, administrative charge or mark-up of any kind in the Operating Expenses for the Building based upon the rates actually paid by Landlord to the utility supplier; (v) rest room facilities and necessary lavatory supplies, including running water at the points of supply provided for general use of other tenants in the Building, and routine maintenance, painting, and electrical lighting service for all public areas and special service areas of the Building in such manner as Landlord deems reasonable; and (vi) access to the Building on a full-time, twenty-four (24) hour basis, subject to such regulations as Landlord may reasonably impose for security reasons. Landlord at its expense shall provide to Tenant five (5) access cards per each 1,000 rentable square feet comprising the Premises. Upon request, Landlord shall provide replacement or additional cards at Tenant’s expense. Tenant shall require an access card for each individual employee working in the Premises and shall not permit access cards to be shared.
B.    No later than the Commencement Date, Landlord, at its cost and expense and not as an Operating Expense, shall install security card key locks and readers on all sides of the

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Building and security key locks and readers via the lobby main entrance and service corridor access points accessing the Building’s main lobby. Tenant hereby acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant hereby waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.
C.    Any failure by Landlord to furnish the foregoing services shall not render Landlord liable in any respect for damages to either person or property, not be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from Tenant’s obligations hereunder provided, however, that Landlord shall use good faith efforts to restore such failure so long as such failure is within Landlord’s reasonable control. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service for the Premises or the Building, Landlord and Tenant shall comply with such requirements whether or not the utilities and services referred to in this Section 13 are thereby reduced or otherwise affected, without any reduction or adjustment of rent hereunder. Notwithstanding the foregoing, if for reasons not caused by Tenant, or any of its employees or agents, any interruption or stoppage of any services that Landlord is required hereunder to provide to the Building shall continue for more than [redacted] (or [redacted] if caused by an Unavoidable Delay) and shall render more than [redacted] of the Premises untenantable for general office purposes and Tenant shall actually cease to conduct business in such portion of the Premises, then the Base Rent payable hereunder for such unusable portion of the Premises shall be abated for the period beginning on the [redacted] (or the [redacted] if caused by an Unavoidable Delay) of such failure (but no earlier than five (5) business days after Landlord receives written notice of such interruption from Tenant) and shall continue until the earlier of the date that (i) Tenant again uses such portion of the Premises, or (ii) such portion of the Premises is again usable.
D.    At Landlord’s request from time to time, but not more than once annually, Tenant shall submit to Landlord energy and water consumption data, including total usage and total charges as they appear on Tenant’s electric, gas, water and other utility bills, in format required by applicable Laws, Green Building Standards or otherwise reasonably acceptable to Landlord.
14.    RULES AND REGULATIONS.
Tenant and its agents and invitees shall abide by and observe all rules and regulations as may be promulgated from time to time by Landlord for the operation and maintenance of the Building, provided that such rules or regulations are reasonable and are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be interpreted to impose upon Landlord any duty or obligation to enforce any such rules and regulations, or the provisions contained in any other lease, against any other tenant, and Landlord shall not be liable to Tenant for violation of these rules, regulations, or lease provisions by any other tenant, its employees, agents, licensees, contractors or invitees. Additionally, to the extent that Landlord provides any

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amenities, including, but not limited to, a fitness center or a conference center, Tenant agrees to abide by and observe all reasonable rules and regulations as may be promulgated from time to time by Landlord with respect thereto.
15.    INDEMNITY.
A.    Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties (defined below), Tenant shall indemnify, defend and hold harmless Landlord, its members, partners, parents, affiliates, subsidiaries, the managing agent for the Building, and their respective officers, directors, agents and employees (“Landlord Parties”), Landlord Invitees (as defined in Section 17) and any Mortgagees (as defined in Section 26) from and against any and all claims, loss, expense, damage or liability, including reasonable attorneys’ fees, resulting from: (i) the possession, use, occupancy, management, repair, maintenance or control of the Premises or any portion thereof by Tenant, its licensees, subtenants, contractors or invitees, or any of their respective agents or employees (collectively, “Tenant Invitees”), (ii) any Alterations constructed by Tenant or its contractors, or (iii) any willful or negligent act or omission on the part of Tenant or Tenant Invitees.
B.    Except to the extent caused by the negligence or willful misconduct of Tenant, Landlord shall indemnify, defend, and hold harmless Tenant, its members, partners, parents, affiliates, subsidiaries, and their respective officers, directors, agents and employees (the “Tenant Parties”) from and against any and all claims, loss, expense, damage, or liability, including reasonable attorneys’ fees, resulting from: (i) the possession, use, occupancy, management, repair, maintenance or control of the common areas of the Building by Landlord or the Landlord Parties, or (ii) any willful or negligent act or omission on the part of Landlord or any of the Landlord Invitees.
16.    TENANT’S RESPONSIBILITY FOR DAMAGE.
Any and all injury, breakage or damage to the Building, arising from any cause, done by Tenant or its agents, contractors, employees and visitors, or by individuals and persons making deliveries to or from the Premises (as long as such deliveries were requested by Tenant, its agents or employees), except as provided for in Section 20, shall be repaired by Landlord at the sole expense of Tenant (which expense shall be deemed Additional Rent). Payment of the cost of such repairs by Tenant shall be due as additional rent with the next installment of Monthly Base Rent after Tenant receives a bill for such repairs from Landlord. This provision shall not be in limitation of any other rights and remedies which Landlord has or may have in such circumstances.
17.    LIABILITY FOR DAMAGE TO PERSONAL PROPERTY.
All property, including but not limited to office furniture, personal effects and automobiles, of Tenant or Tenant Invitees, or of any other person, in or on the Premises or the Building, shall be and remain at the sole risk of Tenant or such Tenant Invitee or person. Landlord and its employees, agents, licensees, contractors or invitees (collectively, “Landlord Invitees”) shall not be liable for any damage to or theft or loss of such property, whether or not

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caused by the act or omission of any person, including Landlord or Landlord Invitees, or by the bursting, leaking or overflowing of water, sewer, steam or sprinkler pipes, heating or plumbing fixtures, air conditioning or heating failure, gas odors or noise, or any other act or thing. Furthermore, Landlord and Landlord Invitees shall not be liable for the interruption of or loss to Tenant’s business that may result from any of the acts or causes described above.
18.    FIRE AND OTHER CASUALTY.
If the base Building is damaged by fire or other casualty and if this Lease is not terminated by Landlord or Tenant (as provided below), Landlord shall diligently repair the damage to the base Building to substantially the same condition as existing immediately prior to the damage, and Landlord shall have no obligation to repair damage to or replace tenant improvements (including any Tenant Work or Alterations), Tenant’s Personal Property or any other property owned by Tenant and located in the Premises, and the Lease shall not terminate. If (a) the entire Premises are rendered untenantable by reason of any such damage, Annual Base Rent and Additional Rent shall abate for the period from the date of the damage to the earlier of (i) the date Tenant has substantially completed its restoration work, or (ii) ninety (90) days after the date the damage to the base Building is repaired as reasonably determined by Landlord, and Tenant is allowed into the Premises to commence construction of its restoration work, or (b)only a part of the Premises are so rendered untenantable, Annual Base Rent and Additional Rent shall abate for the same period in the proportion that the area of the untenantable part bears to the total area of the Premises; provided, however, that in all events Tenant shall pay rent with respect to any portion(s) of the Premises actually used by Tenant and provided further, that if prior to the date when all the damage has been repaired part of the Premises so damaged are rendered tenantable and shall be used or occupied by or through Tenant, then the amount by which Annual Base Rent and Additional Rent abates shall be apportioned for the period from the date of such actual or available use or occupancy to the date when all the damage has been repaired as reasonably determined by Landlord. Tenant hereby waives any right under applicable Law to terminate this Lease in the event of a casualty, and no compensation or reduction of rent shall be paid or allowed by Landlord for inconvenience, annoyance, or injury to Tenant’s business arising from the fire or other casualty or the need to repair the Premises or the Building.
No later than [redacted] after any material fire or other casualty to the Building, Landlord shall deliver to Tenant a written opinion of a qualified professional selected by Landlord setting forth the estimated time to restore the base Building to substantially the condition it was in prior to such casualty (the “Restoration Estimate”). If (a) the Restoration Estimate indicates that the base Building cannot be fully repaired within [redacted] after the date of the casualty, (b) Landlord was maintaining property insurance customary for similar buildings, but insurance proceeds, plus the Landlord’s deductible, are insufficient to pay the full cost of repair and restoration, and Landlord terminates leases relating to at least [redacted] of the Building, or (c) zoning or other applicable Laws or regulations do not permit such repair or restoration, then Landlord, at its option, may give Tenant, within sixty (60) days after the fire or other casualty, written notice of

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termination of this Lease and, in the event such notice is given, this Lease and the Term shall terminate (whether or not the Term shall have commenced) upon the expiration of [redacted] from the date of delivery of such notice with the same effect as if the date of expiration of the [redacted] were the date initially fixed for expiration of the Term, and all rent shall be apportioned as of such date.
Additionally, if the Restoration Estimate indicates that the base Building cannot be fully repaired within [redacted] after the date of the fire or other casualty, then Tenant shall have the right to terminate this Lease, but only by delivering written notice of termination to Landlord within [redacted] after delivery of the Restoration Estimate, in which event this Lease and the Term shall terminate (whether or not the Term shall have commenced) upon the expiration of [redacted] from the date of delivery of Tenant’s notice with the same effect as if the date of expiration of the [redacted] were the date initially fixed for expiration of the Term, and all rent shall be apportioned as of such date. In addition, if Landlord fails to fully restore the base Building on or before the later of (i) [redacted] after the date of the fire or other casualty, or (ii) [redacted] after the date set forth in the Restoration Estimate, then Tenant shall have the right to terminate this Lease, but only by delivering written notice of termination to Landlord within [redacted] after the date such termination option right arose, in which event this Lease and the Term shall terminate (whether or not the Term shall have commenced) upon the expiration of [redacted] from the date of delivery of such notice with the same effect as if the date of expiration of the [redacted] were the date initially fixed for expiration of the Term, and all rent shall be apportioned as of such date.
19.    TENANT INSURANCE; LANDLORD INSURANCE.
A.    Tenant, at Tenant’s expense, shall obtain and maintain in effect at all times during the Term insurance policies providing at least the following insurance coverage: (i) Special Form-Causes of Loss (formerly “all risk”) coverage insurance for all tenant improvements in the Premises (including any Tenant Work and Alterations), Tenant’s Personal Property and all other property in the Premises for not less than full replacement value. Any and all proceeds of such insurance shall be used only to repair or replace the items so insured; (ii) a commercial general liability insurance policy protecting Landlord, Tenant, the managing agent of the Building and any Mortgagee (as hereinafter defined) against any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Premises or the Building, or arising from any of the items set forth in Section 15 against which Tenant is required to indemnify Landlord on an occurrence ISO form, including, without limitation, bodily injury and death, property damage, personal injury, products and completed operations liability and contractual liability coverage for the performance by Tenant of its obligations under this Lease, with a single limit of at least [redacted] and an annual aggregate of at least [redacted], and with a limit of not less than [redacted] with respect to damage to property in any one occurrence. Landlord may require Tenant, at Tenant’s expense, to increase the type or limits of said insurance during the Term, provided that such coverage is consistent with industry standards for first class office buildings in Rockville, Maryland; (iv) automobile liability insurance providing coverage for owned, hired and non-owned automobiles at a

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minimum limit of [redacted] each accident; (v) Workers’ Compensation coverage: Statutory. Employers’ liability coverage at a minimum limit of [redacted] bodily injury each accident.
B.    All insurance policies required to be obtained and maintained by Tenant under this Lease must: (i) be issued by insurance companies reasonably approved by Landlord, licensed to do business in the State of Maryland, and having a rating of no less than A/XI by A.M Best Co., (ii) [omitted]; (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or its mortgagees may carry; (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord, its mortgagees and their respective agents and employees; (v) in the case of Tenant’s commercial general liability policy and Tenant’s property insurance relating to the Work and Alterations (but not Tenant’s Personal Property), name Landlord, the managing agent of the Building and any Mortgagee as additional insureds, and (vi) if available, provide that the policy may not be cancelled, not renewed, or materially changed unless Landlord shall have received at least thirty (30) days prior written notice of cancellation or non-renewal or material change. Tenant shall deliver to Landlord ACORD certificates of insurance, at least [redacted] before access to the Premises is provided to Tenant or Tenant’s Invitees and at least [redacted] before the expiration of the expiring policies previously furnished. Any insurance required of Tenant under this Section 19 may be carried under a blanket policy covering the Premises and other locations of Tenant, provided Tenant shall deliver to Landlord an ACORD certificate of insurance evidencing each blanket policy, or other evidence satisfactory to Landlord of blanket coverage and provided further, that said blanket policy shall specifically set forth the amount of insurance allocated to Tenant’s insurance requirements under this Lease. Neither the issuance of any such insurance policy nor the minimum limits specified in this Section 19 with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.
C.    In the event of increases in the insurance rates for fire insurance or other insurance carried by Landlord due to (i) activity or property on or about the Premises, (ii) activity or property of Tenant or Tenant Invitees on or about the Building, or (iii) for improvements to the Premises other than Building standard improvements, Tenant shall be liable for such increases and shall reimburse Landlord immediately upon demand therefor. Statements by an insurance company or by the applicable insurance rating bureau that such increases are due to such activity, equipment or improvements shall be conclusive evidence for determining said liability of Tenant.
D.    Landlord shall obtain and maintain in effect at all times during the Term insurance policies providing at least the following insurance coverage: (i) Special Form-Causes of Loss (formerly “all risk”) coverage insurance for the base Building, including the Building structure and base Building systems; and (ii) a commercial general liability insurance policy protecting Landlord against any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Building, on an occurrence ISO form, including, without limitation, bodily injury and death, property damage, personal injury, products and completed operations liability.

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20.    RELEASE OF CLAIMS AND WAIVER OF SUBROGATION.
Notwithstanding any provision of this Lease to the contrary, to the fullest extent permitted by Law, Landlord and Tenant each hereby releases (and on behalf of its respective insurer or insurers waives any right of subrogation with respect to) the other, and the other’s respective employees, agents, contractors or licensees from any claims for damage or loss to the Premises, the Building, any property contained therein, or any other property, including business interruption, due to hazards covered by policies of insurance obtained or which are required to be obtained pursuant to this Lease, to the extent of the injury or loss covered or which should have been covered thereby, assuming that any deductible shall be deemed to be insurance coverage, and such release and waiver shall be effective regardless of the cause of the damage or loss (including the negligence of Landlord or Tenant or any of their respective employees, agents, licensees or contractors). Tenant shall obtain from its subtenants a similar release of claims and waiver of subrogation against Landlord, its employees, agents, licensees and contractors, and Tenant shall procure (and shall cause its subtenants to procure) an appropriate clause in, or endorsement on, any property insurance policy required by this Lease, pursuant to which the insurance company waives subrogation as provided in this Section 20. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the releases and waivers set forth in this Section 20.
21.    CONDEMNATION.
If the whole or a substantial part of the Premises, the Building or the Land is taken or condemned by any governmental authority for any purpose (or is granted to any governmental authority in lieu of condemnation, such granting being deemed a condemnation for purposes of this Lease), Landlord shall have the right at its sole discretion to terminate this Lease upon delivering notice of termination to Tenant, such notice to be delivered no later than [redacted] after receipt of notice of such Taking, and upon the timely delivery of such termination notice by Landlord, the Term shall terminate as of the date title vests in the authority, and rent shall be apportioned as of that date. If a taking or condemnation of greater than [redacted] of the Premises leaves the balance of the Premises unusable for general office purposes, and Landlord does not provide Tenant with alternative space in the Building acceptable to Tenant, in its sole but reasonable judgment, then Tenant shall have the right to terminate this Lease upon delivering notice of termination to Landlord within [redacted] following Landlord’s delivery of notice of such taking or condemnation, in which event this Lease shall terminate as of the date title vests in the authority, and rent shall be apportioned as of that date. Landlord shall use good faith efforts to obtain from the government authority a reasonable period of time for Tenant to vacate the Premises.
If this Lease is not terminated as provided above in this Section 21, then, provided that at least some portion of the Premises is taken, the rent shall be equitably adjusted as of the date title vests in the authority and this Lease shall otherwise continue in full force and effect. For purposes of this Section 21, a substantial part of the Premises, the Land or the Building shall be considered to have been taken or condemned if, in the sole opinion of Landlord, the taking or condemnation shall render it commercially impracticable for Landlord to permit this Lease to

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continue or to continue operating the Building. Tenant shall have no claim against Landlord arising out of the taking or condemnation, or arising out of the cancellation of this Lease, or for any portion of the amount that may be awarded as damages as a result of any taking or condemnation or for the value of any unexpired portion of the Term or for any property other than Tenant’s Personal Property, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that in the event of a total taking, Tenant may assert any claim it may have against the condemning authority for compensation for Tenant’s Personal Property and for any relocation expenses compensable by statute, and receive such awards therefor as may be allowed in the condemnation proceedings if such awards shall be made in addition to and stated separately from the award made for the Land, the Building and the Premises. Landlord shall have no obligation to contest any taking or condemnation.
22.    DEFAULTS AND REMEDIES.
A.    The occurrence of any one or more of the following events shall be a “Default”:
(i)    If Tenant refuses or fails to take possession of the Premises within thirty (30) days after the Possession Date;
(ii)    If Tenant fails to pay any installment of Annual Base Rent or Additional Rent, or any other charge required to be paid by Tenant hereunder, when the same shall become due and payable, and such failure continues for [redacted] after written notice from Landlord; provided, however, that Landlord shall not be obligated to provide Tenant with more than [redacted] notices per each consecutive 12 month period during the Term (and if Landlord is not obligated to provide any such written notice, then a Default shall occur if Tenant fails to pay any installment of Annual Base Rent, Additional Rent, or any other charge required to be paid by Tenant herein when due within [redacted] from the due date);
(iii)    If Tenant fails to comply with the provisions of Section 7, Section 19, Section 26 or Section 29 and such failure continues for [redacted] following written notice from Landlord therefor;
(iv)    If Tenant enters into an Assignment or Subletting in violation of Section 27; provided, however, Tenant shall have [redacted] following Landlord’s written notice to Tenant of such Default to cure such Default under this subsection.
(v)    If: (a) Tenant becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”), or under the insolvency laws of any state (the “Insolvency Laws”); (b) a filing of a voluntary petition by Tenant under the provisions of the Bankruptcy Code or Insolvency Laws; (c) a filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within [redacted] of filing; or (d) Tenant’s making or consenting to an assignment for the benefit of creditors or a composition of creditors;
(vi)    If Tenant fails to perform or observe any other term, provision, covenant, condition or requirement of this Lease (not hereinbefore specifically referred to) on the part of

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Tenant to be performed or observed, and such failure shall continue for [redacted] after written notice from Landlord (except that such [redacted] period shall be extended for such additional period of time as may reasonably be necessary to cure such default, only if such default, by its nature, cannot be cured within such [redacted] period, and Tenant is, at all times thereafter, in the process of diligently curing the same, provided in all events such default is cured within [redacted] from the date of Landlord’s written notice, and provided further that Tenant delivers to Landlord written reports, no less frequently than weekly, specifying in reasonable detail Tenant’s diligent efforts to cure the default and the estimated date for cure); or
(vii)    If Tenant shall cause or suffer three (3) monetary defaults within any twenty-four (24) month period, and notwithstanding any subsequent cure of such defaults.
B.    Upon the occurrence of a Default, Landlord shall have the right, at its election, then or at any time thereafter during the time the Default remains uncured either:
(i)    To give Tenant written notice of Landlord’s intent to terminate this Lease on the date of the notice or on any later date specified in the notice, and on such date Tenant’s right to possession of the Premises shall cease and this Lease shall thereupon be terminated;
(ii)    To give Tenant written notice of Landlord’s intent to terminate Tenant’s right to possession of the Premises (without terminating this Lease), on the date of the notice or on any later date specified in the notice, and on such date Tenant’s right to possession of the Premises shall cease; or
(iii)    Without demand or notice, to reenter and take possession of all or any part of the Premises, and expel Tenant and those claiming through Tenant, and remove the property of Tenant and any other person, either by summary proceedings or by action at law, in equity or otherwise, without being deemed guilty of trespass and without prejudice to any remedies for nonpayment or late payment of rent or for breach of covenant.
The provisions of this Section 22 shall operate as a notice to quit, any other notice to quit or of Landlord’s intention to reenter the Premises or terminate this Lease being hereby expressly waived. If Landlord elects to reenter under this Section 22.B, Landlord may terminate this Lease, or, from time to time without terminating this Lease, may relet all or any part of the Premises as agent for Tenant for such term or terms and at such rental and upon such other terms and conditions as Landlord may in its sole discretion deem acceptable, with the right to make Alterations and repairs to the Premises. No such reentry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless notice of such intention is decreed by a court of competent jurisdiction at the instance of Landlord. If Landlord has regained possession of the Premises, whether or not Landlord elected to terminate this Lease, Landlord shall use commercially reasonable efforts to relet the Premises.
C.    If Landlord terminates this Lease, terminates Tenant’s right to possession of the Premises, or reenters the Premises pursuant to Section 22.B above, Tenant shall remain liable for: (i) any unpaid rent due at the time of termination, plus interest thereon from the due date at the annual rate of [redacted] above the prime rate of interest announced by Bank of America

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(or any other institutional lender Landlord may designate by written notice to Tenant for such purpose) from time to time; provided, however, that if such interest is limited by law to a lesser amount, Landlord shall be entitled to the maximum amount of interest permitted by law (the “Default Interest Rate”), (ii) damages in an amount equal to the sum of the Annual Base Rent, Additional Rent and any other sums provided for in this Lease from the time of termination until the date this Lease would have expired had such termination not occurred; (iii) any and all reasonable expenses (including all disbursements, brokerage fees (prorated based on the remaining Term of this Lease and the term of any replacement lease) and attorneys’ fees) incurred by Landlord in reentering and repossessing the Premises, in making good any Default by Tenant, in painting, altering, repairing or dividing the Premises, in protecting and preserving the Premises by use of watchmen and caretakers and in reletting the Premises; and (iv) any other amount necessary to compensate Landlord for any other detriment caused Landlord by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would likely result therefrom, less (v) the net proceeds received by Landlord from any reletting prior to the date this Lease would have expired if it had not been terminated. Tenant agrees to pay to Landlord the amount so owed above for each month during the Term, at the beginning of each such month. Any suit brought by Landlord to enforce collection of such amount for any one month shall not prejudice Landlord’s right to enforce the collection of any such amount for any subsequent month. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable legal fees, in connection with the enforcement of this Lease, whether or not Landlord institutes legal proceedings in connection therewith. Tenant’s liability shall survive the institution of summary proceedings and the issuance of a warrant or writ thereunder. If for any period of reletting, Landlord obtains sums in excess of the Annual Base Rent and Additional Rent due from the Tenant, any such sum shall be the sole property of the Landlord and the Tenant will not be entitled to a credit therefor. If all or a portion of the Premises are relet by Landlord together with other areas, Landlord shall have the right to allocate the amount of rental therefrom between the Premises (or such portion thereof) and such other areas.
D.    If Landlord terminates this Lease, terminates Tenant’s right to possession of the Premises, or reenters the Premises pursuant to Section 22.B above, Landlord shall have the right at any time, at its sole option, to require Tenant to pay to Landlord on demand, as liquidated and agreed final damages in lieu of Tenant’s liability under Section 22.C above: the sum of (A) all unpaid rent and other sums due under this Lease through the date of Landlord’s demand, plus (B) (i) the then present cash value of the Annual Base Rent, Additional Rent and all other sums which would have been payable under this Lease from the date of such demand to the date when this Lease would have expired if it had not been terminated, minus (ii) the then fair market rental value of the Premises for the same period; provided, however, that if such damages are limited by law to a lesser amount, Landlord shall be entitled to prove as liquidated damages the maximum amount permitted by law.
In making the foregoing computation for liquidated damages, the then present cash value of the Annual Base Rent, Additional Rent and all other sums which would have been payable under this Lease from the date of demand to the date this Lease would have expired if it had not

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been terminated shall be deemed to be the sum which, if invested at [redacted] simple interest, would produce such Annual Base Rent, Additional Rent and other sums over the period of time in question, and the then cash rental value of the Premises shall be deemed prima facie to be the rental realized upon a reletting, similarly discounted, if reletting can be accomplished by Landlord within a reasonable time after such Lease termination. For purposes of determining the rent that would have been payable under this Lease, Tenant’s obligations for Operating Expenses and Real Estate Tax Expenses shall be projected, based upon the average rate of increase, if any, in such items from the Rent Commencement Date through the date of termination. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease plus interest thereon at the Default Interest Rate.
E.    In the event of any Default, Landlord shall be entitled to enjoin such Default and shall have the right to invoke any right or remedy allowed at law, in equity, or otherwise, as if reentry, summary proceedings or other specific remedies were not provided for in this Lease.
F.    Landlord hereby waives any statutory or other lien Landlord may have on Tenant’s personal property located in the Building.
G.    All rights and remedies of Landlord under this Lease shall be cumulative and, unless expressly provided in this Lease to the contrary, are not exclusive of any other rights and remedies provided to Landlord now or hereafter existing under law.
23.    RIGHT OF LANDLORD TO CURE TENANT’S DEFAULT.
If Tenant defaults in the making of any payment or in the doing of any act required to be made or done under this Lease by Tenant, and such default is a violation of Laws or insurance requirements, presents an imminent danger to persons or property, or becomes a Default, then Landlord, after giving Tenant [redacted] notice (except in the case of an emergency when no additional notice shall be required), may, but shall not be required to, make such payment or do such act, and the expense thereof, if made or done by Landlord, with interest thereon at the Default Interest Rate from the date paid by Landlord shall be paid by Tenant to Landlord and shall constitute Additional Rent hereunder due and payable with the next payment of Monthly Base Rent; but the making of such payment or the doing of such act by Landlord shall not operate to cure the default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.
24.    WAIVER.
No failure by either Party to insist upon the strict performance by the other Party of any provision of this Lease or to exercise any right or remedy for default hereunder, and no acceptance by Landlord of full or partial rent during the continuance of any such default shall constitute a waiver of the default or of the provision, and no default shall be waived or modified except by a written instrument executed by Landlord or Tenant, as the case may be. No waiver of any default or compromise or settlement of any proceeding instituted by either Party shall

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affect or alter this Lease or constitute a waiver of any of its provisions, but each and every provision of this Lease shall continue in full force and effect with respect to any other then existing or subsequent default. No payment by Tenant, or receipt by Landlord, of a lesser amount than the correct Monthly Base Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any check for payment of rent or any other amounts owed to Landlord be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the rent or other amount owed or to pursue any remedy provided in this Lease or at law. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall operate as a termination of this Lease or a surrender of the Premises.
25.    HOLDING OVER.
If Tenant does not surrender to Landlord possession of the Premises in substantially the condition required by Section 8 and Section 11 (the “Surrender Condition”) on or before the expiration or earlier termination of the Term, then Landlord may deem Tenant to be occupying the Premises as a tenant from month-to-month, at a monthly rental, payable on a per diem basis, equal to: (1) [redacted] of the Monthly Base Rate in effect for the last full month of the Term for the first [redacted] of any such holding over, and (2) [redacted] of the Monthly Base Rent in effect the last full month of the Term for the remaining period of any such holding over, and subject to all the other provisions of this Lease as applicable or adjusted to a month-to-month tenancy, including Tenant’s obligation to pay Additional Rent for Tenant’s Share of Increases in Operating Expenses and Tenant’s Share of Increases in Real Estate Tax Expenses. If Tenant shall hold over after the expiration of the Term or extension period thereof, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Term or extension period thereof, then notwithstanding the foregoing provisions of this Section 25, Landlord, at its option, may forthwith reenter and take possession of the Premises by any legal process in effect in the jurisdiction in which the Building is located, and Landlord may exercise any other remedies it has under this Lease or at law or in equity, including an action for wrongfully holding over. If Tenant surrenders possession of the Premises, but not substantially in the condition required by Section 8 and Section 11 (the “Surrender Condition”), and such failure continues for ten (10) days after Tenant’s receipt of written notice from Landlord, then Landlord shall have the rights set forth in Section 11.B.
26.    SUBORDINATION.
This Lease is subject and subordinate to the lien of any and all mortgages (which term “mortgages” shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) of Landlord’s mortgage lenders (“Mortgagee”), which may now or hereafter encumber or otherwise affect the Land or the Building, or Landlord’s leasehold therein, and to any and all renewals, extensions, modifications, recastings or refinancings thereof. This clause shall be self-operative and no further instrument of subordination need be required by any Mortgagee or trustee. Nevertheless, if requested by Landlord, Tenant shall execute and deliver any certificate or other document confirming such

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subordination within [redacted] after Landlord’s request. Tenant agrees that if any proceedings are brought for the foreclosure of any such mortgage, Tenant, if requested to do so by the purchaser at the foreclosure sale, shall attorn to the purchaser, shall recognize the purchaser as the landlord under this Lease, and shall make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever (other than those expressly provided for in this Lease). Tenant agrees that upon such attornment to a Mortgagee or purchaser, such Mortgagee or purchaser shall not be (1) bound by any payment of Monthly Base Rent or additional rent for more than [redacted] in advance, (2) liable for any act or omission or warranty of any prior landlord (including Landlord), (3) liable for (a) the breach of any representation or warranty made by any prior landlord (including Landlord), (b) any obligation relating to construction of improvements by any prior landlord (including Landlord), or (c) any release of Hazardous Materials not caused by such Mortgagee after such attornment, (5) liable for return of Security Deposit, except to the extent the Security Deposit has actually been received by the mortgagee, or (6) subject to any offsets or defenses which Tenant might have against any prior landlord, provided, however, that after succeeding to Landlord’s interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building.
Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed. Anything contained in the provisions of this Section 26 to the contrary notwithstanding, any Mortgagee may at any time subordinate the lien of its mortgage to the operation and effect of this Lease without obtaining the Tenant’s consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such mortgage without regard to their respective dates of execution, delivery and/or recordation among the Land Records of the State of Maryland, and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had, were this Lease executed and delivered before the execution of such mortgage.
Landlord acknowledges that, as of the Effective Date, Landlord has a contract to sell the Building to a transferee within [redacted] after the Effective Date. After the closing on such sale, the transferee will be the “Landlord” under this Lease. Within [redacted] after the Effective Date, Landlord shall obtain and deliver to Tenant a subordination and non-disturbance agreement substantially in the form attached hereto as Exhibit J (the “SNDA”) with Landlord’s Lender. For purposes of this paragraph, “Landlord’s Lender” shall mean the mortgagee of the Building after the closing on the sale of the Building contemplated in this paragraph, provided, if such sale does not occur, “Landlord’s Lender” shall mean the mortgagee of the existing Landlord that has a mortgage or deed of trust secured by the Building. If Landlord has not delivered to Tenant the SNDA from Landlord’s Lender within [redacted] after the Effective Date, Tenant shall have the right at its option to terminate this Lease by sending written notice of such election prior to the time Landlord delivers the SNDA. Notwithstanding anything herein contained to the contrary, Tenant's obligation to subordinate this Lease to any future mortgage shall be conditioned on Tenant’s receipt of a nondisturbance agreement in form and substance reasonably acceptable to Tenant.

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27.    ASSIGNMENT AND SUBLETTING.
A.    Except at otherwise provided in Section 27.E or Section 27.F below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withhold, conditioned or delayed, in each instance: (i) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder (any of the foregoing in this clause (i) shall be deemed to be, and shall hereinafter be referred to as, an “Assignment,” and the respective third party an “Assignee”), or (ii) sublet the Premises or any part thereof, or permit the occupancy or use of the Premises or any part thereof (whether by sublease, license, concession or otherwise) by any persons other than Tenant, its agents or employees (any of the foregoing in this clause (ii) shall be deemed to be, and shall hereinafter be referred to as, a “Sublease”, and the respective third party a “Subtenant”) (each, a “Transfer”). Without limitation, Landlord shall be deemed to be reasonable in disapproving a proposed Assignment or Sublease if: (i) the transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building; (ii) the transferee is either a governmental agency or instrumentality thereof; (iii) the transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested; (iv) the Transfer may result in a significant increase in the use of the utilities, services or Common Areas of the Project; (v) the proposed assignee or sublessee is an existing tenant of the Building, is currently negotiating with Landlord for space in the Building, or has received a lease proposal from Landlord (in each case, directly or via a broker) for space in the Building and/or the Project during the [redacted] immediately prior to Tenant’s request for Landlord’s consent; (vi) the proposed Transfer would cause a violation of another lease for space in the Building, or would give an occupant of the Building a right to cancel its lease; (vii) the Monthly Base Rent being charged by the Tenant under any sublease or assignment (excluding any concessions, incentives, free rent or abatements offered by Tenant under such sublease or assignment) is less than [redacted] of the base rent Tenant owes Landlord under this Lease; or (viii) Tenant is in Default of this Lease.
B.    If Tenant requests Landlord’s consent to an Assignment or Sublease, and delivers to Landlord Tenant’s proposed form of Assignment or Sublease, as applicable, and such other documents or information reasonably requested by Landlord regarding such Transfer, Landlord shall, no later than [redacted] after written notice to Landlord, approve or disapprove of the proposed Assignment or Sublease and, in the case of Landlord’s disapproval, Landlord shall indicate with reasonable specificity Landlord’s reason(s) for such disapproval. If Landlord fails to respond within such [redacted] period, and such failure continues for [redacted] after a second notice is delivered to Landlord, such failure shall be deemed to constitute Landlord’s disapproval of the proposed Assignment or Sublease.
C.    In connection with Landlord’s approval of any Assignment or Sublease, Tenant and the Assignee or Subtenant (as the case may be) shall execute and deliver a commercially reasonable form of Consent therefor. If Tenant Defaults hereunder with respect to any Sublease, Tenant hereby assigns to Landlord the rent due from any Subtenant of Tenant and hereby authorizes each such Subtenant to pay said rent directly to Landlord. The consent by Landlord to any Assignment or Sublease to any party shall not be construed as a waiver or

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release of Tenant under the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such Assignee or Subtenant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such Assignment or Sublease be construed to relieve Tenant from obtaining the consent of Landlord to any further Assignment or Sublease. Tenant shall be responsible for any costs and expenses, including legal fees, incurred by Landlord in connection with any proposed or purported Assignment or Sublease, whether or not such Assignment or Sublease is actually concluded; such costs and expenses shall be Additional Rent due at the time and as a condition of Landlord’s consent to such Assignment or Sublease. Each Assignee and Subtenant hereunder shall comply with the terms and conditions of this Lease, including without limitation Section 7, and in no event shall any Assignment or Sublease to be construed to modify any provision of this Lease.
D.    If Landlord gives Tenant its consent to such Assignment or Sublease of all or a portion of the Premises to a third party (excluding Permitted Transfers or Permitted Occupancies), then [redacted] of any monthly rent or other payment paid to Tenant as the result of any such Assignment or Sublease which is in excess of the rent (either on a square foot or aggregate basis) then payable by Tenant under the Lease, and after first recovering on a cash basis all reasonable and ordinary out of pocket third party transaction costs incurred by Tenant related to such Assignment or Sublease (e.g., brokerage fees, legal fees and improvement allowances and other concessions), shall be paid by Tenant to Landlord, monthly, as Additional Rent. During the term of such Assignment or Sublease, Tenant, at Landlord’s request, within [redacted] after the end of each -annual period, shall provide Landlord with annual statements, certified by Tenant’s chief financial officer, stating the amounts received by Tenant from such Assignment or Sublease during such annual period.
E.    Notwithstanding anything to the contrary set forth in this Section 27, upon delivering no less than [redacted] prior written notice (“Permitted Transfer Notice”) to Landlord, Tenant shall have the right, without Landlord’s consent to assign this Lease or to sublet all or any part of the Premises to any of the following entities (each, a “Permitted Transferee”, and each such assignment of sublease, a “Permitted Transfer”) which immediately after the Permitted Transfer, in the case of an assignment, assumes all of Tenant’s liabilities, duties and obligations hereunder and has a tangible net worth (i.e., exclusive of good will) no less than the tangible net worth of Tenant immediately prior to the date of such assignment: (i) any successor corporation or other entity resulting from a merger or consolidation of Tenant; (ii) any purchaser of all or substantially all of Tenant’s assets; or (iii) an affiliate, subsidiary, or parent of Tenant, or to any person or entity which controls, is controlled by, or is under common control with Tenant (“control” meaning, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation, and with respect to a person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person or entity). At Landlord’s request, Tenant shall provide sufficient detail for Landlord to determine that the proposed transfer constitutes a Permitted Transfer, and Tenant upon request shall provide Landlord with additional information regarding the proposed transfer as reasonably requested by Landlord.

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F.    Notwithstanding anything to the contrary set forth in this Section 27, upon delivering no less than [redacted] prior written notice to Landlord, Tenant shall have the right, without Landlord’s consent to allow is subcontractors, clients, customers and business partners to occupy all or a part of the Premises from time to time for the purpose of doing business with Tenant without the need to have a sublease agreement (“Permitted Occupancies”).
G.    Anything contained in the foregoing provisions of this Section 27 to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises (or any portion thereof) shall enter into any Assignment or Sublease for use, occupancy or utilization of the Premises (or any portion thereof) or any Sublet Space (i) which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises (or any portion thereof) or any Sublet Space (other than an amount based on a fixed percentage or percentages of receipts or sales). In no event may Tenant enter into a collateral assignment of this Lease or grant a security interest in any fixtures in the Premises. Any attempted or purported Assignment and any attempted or purported Sublease in violation of this Section 27 shall be null and void ab initio and shall not confer any rights upon any purported Assignee or Subtenant.
H.    No Assignment or Sublease shall affect any of Tenant’s rights or options under this Lease, including Tenant’s rights under Exhibit D (Option to Extend), Exhibit E (Right of First Offer), or Exhibit F (Option to Terminate).
28.    TRANSFER BY LANDLORD.
Landlord may freely sell, assign or otherwise transfer all or any portion of its interest in this Lease, the Premises or the Building, and in the event of any such sale, assignment or other transfer, the transferring Landlord, and any successor or affiliate of such party, shall automatically be relieved of all of its obligations under this Lease accruing from and after the date of such sale, assignment or transfer, and Tenant shall thereafter be bound to such purchaser, assignee or other transferee, as the case may be, with the same effect as though the latter had been the original Landlord hereunder.
29.    ESTOPPEL CERTIFICATES.
Tenant shall, without charge, at any time, and from time to time, upon [redacted] notice to Tenant, execute, acknowledge and deliver to Landlord a written estoppel certificate in the form reasonably determined by Landlord, certifying to Landlord, any mortgagee (or prospective mortgagee), assignee (or prospective assignee) of a mortgagee, or any purchaser (or prospective purchaser) of the Building or any interest therein, or any other person designated by Landlord, as of the date of such estoppel certificate, the following: that this Lease is in full force and effect, the date to which rent has been paid, that, to Tenant’s knowledge, Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other factual matters pertaining to this Lease as may be reasonably requested by Landlord; and any other factual information reasonably requested.

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30.    COVENANTS OF LANDLORD.
Landlord covenants that it has the right to make this Lease, and that if Tenant shall pay all Annual Base Rent and Additional Rent and perform all of Tenant’s obligations under this Lease, Tenant shall, during the Term and subject to the provisions of this Lease, quietly occupy and enjoy the Premises without interruption or hindrance by Landlord.
31.    WAIVER OF JURY TRIAL.
TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING OUT OF ANY CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agrees, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. If Landlord commences any detainer suit, summary proceedings or other action seeking possession of the Premises, Tenant agrees not to interpose by consolidation of actions, removal to chancery or otherwise, any counterclaim, claim for set-off, recoupment or deduction of rent, or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so interposed).
32.    BROKERAGE.
Landlord and Tenant each represents and warrants to the other that (except as hereinafter set forth) neither of them has employed any broker in carrying on any negotiations relating to this Lease. Landlord represents that it has employed Transwestern as its broker; Tenant represents that it has employed Jones Lang LaSalle Brokerage, Inc., as its broker. Landlord shall pay the commission of each broker listed in this Section 32 pursuant to separate agreement(s). Landlord and Tenant shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty. Any representation or statement by a leasing company, broker, or any third party (or employee thereof) engaged by Landlord as an independent contractor which is made with regard to the Premises or the Building shall not be binding upon Landlord nor serve as a modification of this Lease, and Landlord shall have no liability therefor, except to the extent such representation is also contained herein or is approved in writing by Landlord.
33.    CERTAIN RIGHTS RESERVED BY LANDLORD.
Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of rent: (A) to change the Building’s name or street address; (B) to install, affix, maintain and remove any and all signs on the exterior or interior of the

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Building; (C) to reasonably designate and/or approve or disapprove, prior to installation, all window shades, blinds, awnings, window ventilators and other similar equipment, and to reasonably approve or disapprove all internal lighting that may be visible from the exterior of the Building; (D) to decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building or the Land or any part thereof, and for such purposes to enter the Premises, and, during the continuance of any such work, to temporarily close doors, entry ways, common or public spaces and corridors in the Building, parking and access roads, and to interrupt or temporarily suspend Building services and facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible; (E) to retain control over all common areas; and (F) to install security cameras and devices and other security technology (whether developed prior to or after the Effective Date). Landlord shall exercise the rights described in this Section 33 in a manner consistent with the Building Standard and shall use commercially reasonable efforts not to unreasonably interfere with Tenant’s business operations. Notwithstanding the foregoing, if Landlord’s exercise of any of the rights in this Section 33 results in Tenant’s inability to use all or any part of the Premises for its business operations, then the rent payable by Tenant hereunder shall abate, in whole or in part (based on the portion of the Premises so affected), during such interference.
34.    NOTICES.
No notice, request, consent, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and is delivered in person, by nationally recognized overnight courier, addressed as follows: if to Landlord: BOF II MD 77 Upper Rock LLC, c/o Bridge Investment Group, Five Concourse Parkway, Suite 3100, Atlanta, GA 30328, Attn: Asset Management; with a copy to: Bridge Investment Group, Five Concourse Parkway, Suite 3100, Atlanta, GA 30328, Attn: [redacted]; and if to Tenant: Aurinia Pharma U.S., Inc., at the Premises, Attn: Executive Vice President, Internal Operations & Strategy; with a copy to: Arent Fox LLP, 1717 K Street, NW, Washington, DC 20006 Attn: [redacted]. Either party may change such address only by notice in accordance with this Section 34. Such notices and other communications shall be deemed to have been given at the time of delivery or attempted delivery during normal business hours. All payments of rent required to be made by the terms of this Lease and any other payments that may become due from Tenant to Landlord hereunder shall be made to Landlord at the address specified in this Section 34, or to such other person or at such other address as Landlord may, from time to time, designate in a notice to Tenant. Any payments of rents other than in cash shall not be considered rendered until honored as cash by Landlord’s banker. Each party may modify the address of email notices to such party upon notice to the other party in accordance with this Section 34.
35.    MODIFICATIONS.
If any Mortgagee requires that modifications to this Lease be obtained, and provided that such modifications: (i) do not adversely affect Tenant’s use of the Premises as herein permitted, (ii) do not increase the rent and other sums required to be paid by Tenant hereunder, (iii) do not increase any of Tenant’s obligations hereunder (other than in a de minimis manner), and (iv) do not reduce any of Tenant’s rights hereunder (other than in a de minimis manner), Landlord shall

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submit such required modifications to Tenant, and Tenant shall negotiate such modification in good faith.
36.    SECURITY DEPOSIT.
A security deposit in the amount of [redacted] (the “Security Deposit”) shall be delivered to Landlord no later than two (2) business days after the execution and delivery of this Lease by Tenant and Landlord. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default, Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. In the event Landlord applies any part of the Security Deposit as provided for hereinabove, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a Default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Section 36. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited with Landlord as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. The unused portion of the Security Deposit will be returned to Tenant within [redacted] after the expiration of the Term (or earlier termination of this Lease), or otherwise in compliance with applicable Laws, provided that Tenant has fully and timely performed its obligations under this Lease.
37.    HAZARDOUS MATERIALS.
A.    As used in this Section 37, “Hazardous Materials” means: (i) any substance designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act; (ii) any element, compound, mixture, solution or substance designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act; (iii) any hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Solid Waste Disposal Act; (iv) any toxic pollutant listed under Section 307(a) of the Federal Water Pollution Control Act; (v) any hazardous air pollutant listed under Section 112 of the Clean Air Act; (vi) any imminently hazardous chemical substance or mixture with respect to which the Administrator of the United States Environmental Protection Agency has taken action pursuant to Section 7 of the Toxic Substances Control Act; (vii) any substance, waste or other material considered hazardous, dangerous or toxic under any state or local or any other federal laws, codes, ordinances or regulations; and (viii) any petroleum and petroleum product, including crude oil or any fraction thereof, which is not specifically listed or designated as a Hazardous Materials under Subsections (i) through (vii) of this Section 37, as well as natural gas, natural gas

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liquids, liquefied natural gas and synthetic gas usable for fuel and mixtures of natural gas and such synthetic gas.
B.    As used in this Section 37, the term “release” means any intentional or unintentional spilling, leaking, pumping, emitting, emptying, discharging, escaping, leaching, dumping or disposing of any Hazardous Materials. As used in this Section 37, the term “Environmental Laws” shall mean and refer to the entirety of the federal acts, portions of which are referenced in Subparagraphs (i) through (vi) of Section 37.A. and all other federal and all state and local laws, ordinances, orders, regulations and directives relating to or in any way concerning the environment, now or at any time hereafter enacted, and as may be amended from time to time.
Tenant hereby covenants and agrees that Tenant shall: (i) not generate, use, store or release (or allow the generation, use, storage or release of) any Hazardous Materials in or about the Premises or other portions of the Building in violation of any Environmental Laws; provided, however, that Tenant’s use and storage of ordinary office equipment, ordinary office supplies and ordinary cleaning supplies necessary to Tenant’s occupancy of the Premises shall be permitted as long as the foregoing is in compliance with this Lease and all Environmental Laws, and provided further that Tenant shall give prompt written notice to Landlord of any violation of any applicable Environmental Laws by Tenant, its subtenants, assigns or Tenant Invitees whether or not a citation or notice of violation has been issued by any applicable governmental authority, and provided further that Tenant shall take all steps necessary at its sole cost and expense in accordance with all applicable Environmental Laws to remedy any such violation and shall give prompt written notice to Landlord of such steps which Tenant plans to take and those which Tenant does take; (ii) at its own expense, promptly take all steps necessary to contain and/or otherwise remedy as Landlord reasonably may direct any release of Hazardous Materials on or about the Premises, other portions of the Building and/or the environment at or from the Premises and/or at or from the Building and any resultant damage to property, persons and/or the environment, resulting from Tenant’s violation of any provision of this Section 37, but without granting hereby any rights to Tenant not otherwise specifically granted to Tenant under this Section 37; (iii) upon expiration or earlier termination of the Term, render to Landlord the Premises and any other areas that may have been adversely affected by a release (at or about the Premises) of Hazardous Materials in clean condition and free from the presence and contamination of any Hazardous Materials; and reimburse Landlord in full for any cost incurred by Landlord in connection with environmental audits or inspections, which Landlord shall have the right to conduct by itself or by its duly authorized agents, employees and/or contractors at or about the time of the expiration or earlier termination of the Term or from time to time during the Term; or (iv) to the extent permissible by applicable Environmental Laws, Tenant shall accept full responsibility for and protect, defend, indemnify and save harmless Landlord, Landlord Parties, Landlord Invitees and any Mortgagees from and against any and all claims, actions, suits, losses, damages, liability and expenses of any character including costs of investigation and remediation, consequential damages, loss of rent with respect to the Premises or with respect to any other portion of the Building, fines or penalties, and legal fees in connection with but not limited to: loss of life, personal or bodily injury, disease, sickness, mental distress and/or damage to any property including or resulting during or subsequent to the Term from or out of

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any conduct, activity, act, omission or operation involving the use, handling, generation, treatment, storage, disposal, management or release of any Hazardous Materials in or from the Premises, to the extent same is not caused by Landlord.
Nothing contained in this Section 37 shall be deemed to modify or affect Landlord’s obligations under Section 3 above.
38.    LIMITATION ON LANDLORD LIABILITY.
Notwithstanding any provision to the contrary contained herein, the liability of Landlord (and of any successor Landlord) arising out of or in any way connected with this Lease, the Premises, the Building or the Land, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, or any claim of injury or damage shall be limited to the lesser of (a) the interest of Landlord in the Building (including insurance proceeds), or (b) the equity interest Landlord would have in the Building if the Building (including insurance proceeds) were encumbered by third party debt in an amount equal to [redacted] of the value of the Building (calculations of equity shall be made as of the initial date Tenant notifies Landlord of the actual or alleged default or other claim), and Tenant shall look solely to the estate and property of Landlord in and to the Building in connection therewith. No properties or assets of Landlord other than the estate and property of Landlord in and to the Building and no property owned by any Landlord Party shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant, nor shall any Landlord Party have any personal liability hereunder.
39.    NEW PROVIDER INSTALLATIONS.
Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have the right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, a satellite dish, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location upon receipt of Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to Tenant or to any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees, in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services. Any installation of a satellite dish at the Building shall (in addition to the terms herein) be subject to Landlord’s rules and agreements for installation and use of satellites and related equipment (which rules and agreements are hereby incorporated into this Lease by this reference) and provided that the same does not

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interfere with any existing, similar equipment maintained on such roof or in such Building, Tenant shall have the right, at its sole cost and expense, to place upon the roof of the Building one standard-size telecommunication dish as reasonably necessary for the operations of Tenant. Any related telecommunications equipment (together with such telecommunications dish, the “Satellite Equipment”) that is not required to be located on the roof shall be placed within the Premises. Prior to any such installation, the specifications and location of such Satellite Equipment (and any other equipment related to Telecommunications Services) shall be subject to Landlord’s reasonable prior express written approval. Landlord may establish reasonable rules relating to the positioning of such Satellite Equipment on the roof or other locations at or near the Building, as well as the manner of installation and removal thereof so as to not interfere with the structural integrity of the roof or the rights of other Building tenants whose satellite equipment was installed prior to the installation of Tenant’s Satellite Equipment (provided that Tenant’s Satellite Equipment is only for receiving ordinary television signals and not any other type of transmission). Tenant shall be responsible to insure that the installation, maintenance and removal and operation of such Satellite Equipment (a) complies with this Lease and all Laws, rules and regulations applicable thereto, and (b) will not interfere with or adversely affect the operation of any other tenant, including any electrical or mechanical equipment thereof, located within the Building, and Tenant agrees, at its sole cost and expense, to repair any damage to the Building associated with the installation, maintenance or removal of the Satellite Equipment (and any other equipment related to Telecommunications Services). Tenant will be responsible for any damage to the Building and/or personal injury arising from Tenant’s or Tenant’s agents’ acts or omissions. Other than the foregoing, there shall be no additional Lease costs associated with such rooftop rights during the Term of this Lease, including any Option Terms (as defined in Exhibit D). All other provisions of the Lease shall apply to the Satellite Equipment. Notwithstanding the foregoing, in the event the Satellite Equipment (and any other equipment related to Telecommunications Services) is not removed by Tenant upon the expiration of this Lease, then Landlord, at Landlord’s option, shall (i) become the rightful owner of the Satellite Equipment (and any other equipment related to Telecommunications Services) and Tenant will execute necessary documentation to evidence the conveyance of the Satellite Equipment to Landlord, or (ii) Landlord shall be entitled to remove and dispose of the Satellite Equipment at Tenant’s sole cost and expense.
40.    SIGNAGE.
Landlord shall provide Tenant with Building standard suite entry signage and signage on the Building’s monument sign, at Landlord’s reasonable expense. Additionally, Landlord, at its expense, shall display Tenant’s name on the Building directory in the size and style of lettering used by Landlord. Tenant requested changes to the directory during the Term shall be at Tenant’s expense. Subject to availability, if Tenant leases at least [redacted] full floors in the Building, Tenant shall have the right, at its sole cost and expense, to maintain a sign on the Building’s exterior façade, the size and specifications of which shall be subject to Landlord’s reasonable prior written approval and all other applicable Laws.

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41.    PARKING.
During the Term, including any Option Terms, Landlord will make available to Tenant, at no additional charge, parking for (i) not more than [redacted] automobile parking spaces (on a nonexclusive non-reserved basis) in the garage (“Garage”) serving the Building for each [redacted] rentable square feet in the Premises, and (ii) [redacted] reserved parking spaces (“Reserved Spaces”). The Reserved Spaces shall be located immediately adjacent to the nearest available entrance to the Building in the Garage (in the area shown on Exhibit H attached hereto), and shall be evidenced by marking with a painted marker. Landlord will pay the cost of painting the reserved markings with the designation, “Tenant Reserved.” In connection therewith, Landlord may provide Tenant with parking permits, badges, or some other means of identifying Tenant’s employees or guests that are permitted to park in the Garage pursuant to this Lease (hereinafter, a “Permit”), which Permits shall be subject to Landlord’s parking rules and regulations, which may be issued, amended and modified by Landlord from time to time. In addition to the parking rights described above, subject to availability, and with Landlord’s prior written approval, exercised in good faith, Tenant’s employees shall have the right to use additional parking space in the Garage at no additional charge. The use of all parking areas in the Garage shall be subject to all rules and regulations reasonably adopted by Landlord or the parking garage operator from time to time. It is understood and agreed that the Landlord does not assume any responsibility for, and hereby disclaims all liability for, and shall not be held liable for, any damage or loss to any automobiles parked in the Garage or for any personal property located therein, or for any injury sustained by any person in or about the Garage.
42.    BANKRUPTCY
In the event Tenant shall become a debtor under Chapter 7 of the Bankruptcy Code, or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 or Chapter 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 and is converted to Chapter 11 or Chapter 13, the duly appointed Trustee or Tenant may not assume or assign this Lease unless at the time of the requested assumption or assignment the Trustee or Tenant, as the case may be, promptly (1) cures all defaults under this Lease and pays all monetary obligations required under the Lease, including without limitation all Monthly Base Rent and Additional Rent and any pro rata cost of services that may have been due prior to the date of assumption or assignment, (2) compensates Landlord for monetary damages incurred as a result of such defaults including Landlord’s attorney fees and expenses as may be allowable under the Bankruptcy Code or applicable law, (3) provides “adequate assurance of future performance” on the part of Tenant as debtor in possession or of the assignee of Tenant, and (4) complies with all other requirements of the Bankruptcy Code. This Lease may be terminated in accordance with this Section if the foregoing criteria for assumption or assignment are not met. “Adequate assurance of future performance,” as used in this Section, shall mean that all of the following minimum criteria must be met: (A) Tenant’s (or assignee’s, if applicable) gross receipts in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be greater than two (2) times the next monthly installment of Monthly Base Rent and Additional Rent; (B) both the average and median of Tenant’s (or assignee’s) monthly gross receipts in the ordinary course of business during the six

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(6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be greater than two (2) times the next monthly installment of Monthly Base Rent and Additional Rent; (C) Tenant or assignee must pay its estimated pro rata share of the cost of all services performed or provided by Landlord for the benefit of Tenant (whether directly or through agents or contractors) in advance of the performance or provision of such services; (D) Tenant or Trustee must agree that Tenant’s or the assignee’s business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (E) Tenant or Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (F) Tenant or Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building; (G) Tenant or Trustee must pay to Landlord at the time the next monthly installment of Monthly Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Monthly Base Rent and Additional Rent due for the next two (2) months thereafter, such amount to be held as a security deposit; and (H) all assurances of future performance specified in the Bankruptcy Code must be provided. In addition to the foregoing, Tenant or Trustee shall provide Landlord a minimum thirty (30) days prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption or assignment of this Lease.
43.     MISCELLANEOUS PROVISIONS.
A.    Benefit and Burden. Except as otherwise expressly set forth herein, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and assigns.
B.    Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Maryland without giving effect to the choice of law rules thereof. Tenant hereby consents to the jurisdiction of any court in the State of Maryland (whether a federal or Maryland state court) with respect to any legal action, proceeding or claim arising out of or in any way connected with this Lease, the Premises, the Building or the Land, the relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the Premises, or any claim of injury or damage. Tenant further waives any right, claim or power, under the doctrine of forum non conveniens or otherwise, to transfer any such action filed by Landlord to any other court.
C.    No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties other than that of landlord and tenant.
D.    No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth herein. Without limiting any of Landlord’s representation, warranties or covenants expressly contained in this Lease, Tenant has relied on Tenant’s inspections and due diligence in entering into this Lease, and not on any representations or warranties of Landlord concerning the condition or suitability of the

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Premises or the Building for any particular purpose. Tenant hereby waives any claims, based on frustration of purpose or otherwise, that the Building or the Premises, or any portion of either, is not suitable for the purposes of this Lease. Except as may otherwise be expressly provided in this Lease, the leasing of the Premises does not include in the right to use the roof, janitorial closets, parking areas or other non-common or non-public areas of the Building.
E.    Attorneys’ Fees. If either party should prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court, shall receive from the non-prevailing party all costs and reasonable attorneys' fees (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court.
F.    Deletion of Text. The deletion of any printed, typed or other portion of this Lease or any draft of this Lease shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.
G.    Pronouns. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places in this Lease in which the context may require such substitution or substitutions. For convenience Landlord and Tenant have each been referred to in neuter form in this Lease.
H.    Captions. The captions used herein are for convenience of reference only and are not part of this Lease, and shall in no way be deemed to define, limit, describe, or modify the meaning of any provision of this Lease.
I.    Meaning of Including. Whenever the word “including” is used herein, it shall be deemed to mean “including but not limited to.”
J.    Invalidity of Particular Provisions. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.
K.    Execution. This Lease may be executed in several counterparts, but all counterparts shall constitute one and the same legal document. Execution and delivery of this Lease by .pdf scan shall have the same effect as delivery of an original signed Lease.
L.    Mortgagee. Tenant shall accept performance of any of Landlord’s obligations hereunder by any Mortgagee. No Mortgagee not in possession of the Premises or the Building shall have any liability hereunder.
M.    Certain Obligations to Survive. Tenant’s obligation to pay Annual Base Rent, Additional Rent and any other sums of money due and payable to Landlord under the terms of this Lease shall survive the expiration or earlier termination of the Term.

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N.    Interest on Arrears. In every case where the Tenant shall fail to pay any installment of rent when due or shall pay an amount which is thereafter determined, estimated or found to be less than the amount properly due, and such failure continues for [redacted] after written notice from Landlord to Tenant, the Tenant shall pay interest, compounded monthly, at the Default Interest Rate on the unpaid amount or deficiency from the date such payment was due through the date paid.
O.    Calendar Year. The term “Calendar Year” as used in this Lease shall mean a year commencing on the first day of January.
P.    No Light or Air Easement. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other incidents to new construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord. Tenant agrees that in such event, Tenant shall not be entitled to any action, claim or relief, including without limitation rent reduction or abatement, or termination of this Lease.
Q.    Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that: (i) Tenant is not, and shall not during the Term of this Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); and (ii) Tenant is not currently conducting any business or engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the premises.
R.    Consequential Damages. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable for punitive or consequential damages hereunder; and in no event shall Tenant be liable for punitive or consequential damages hereunder, except in the event of a holding over by Tenant
S.    Confidentiality. Each of Landlord and Tenant, on behalf of itself and its respective agents and representatives, expressly recognizes that the economic terms of this Lease and any Assignment or Sublease hereunder are confidential, and that neither party, nor its agents or representatives may disclose any such economic terms, provided that nothing herein shall prohibit either party from disclosing the terms of this Lease or the terms of any Assignment or Sublease hereunder to the extent reasonably necessary to comply with any Laws, or any valid legal process or reporting requirement, or to the extent in connection with either party’s respective bona fide business purposes, and in such events disclosure may be made to, among others, prospective and actual purchasers, investors, partners, lenders, assignees, subtenants, accountants, auditors, attorneys, brokers, and other consultants who agree to keep same confidential.

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T.    Unavoidable Delays. Except for Tenant’s obligation to: (i) pay Rent (or any other charges/expenses due hereunder), (ii) maintain insurance, (iii) exercise its renewal option herein; and/or (iv) surrender the Premises to Landlord upon expiration or termination of this Lease, if either party is delayed in performing any of its obligations under this Lease due to Unavoidable Delays, then the time for performance of such obligation shall be excused for the period of such delay or extension and extended for a period equal to the period of such delay or prevention. “Unavoidable Delays” shall mean any delay, interruption or prevention due to strikes; labor disputes; shortages of material, labor or utility services; acts of God; governmental restrictions or inaction; enemy action; civil commotion; acts of terrorism; fire; floods; severe adverse weather; casualty; or other causes beyond the reasonable control of Landlord or Tenant, as the case may be.
U.    Authority. Each Party represents and warrants that the person signing this Lease on such Party’s behalf is duly authorized to sign on behalf of and to bind such Party and that this Lease is a duly authorized obligation of such Party.
V.    Consents and Approvals. If Tenant seeks approval by or consent of Landlord and Landlord fails to give such consent or approval, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord.
W.    Time of the Essence. Time is of the essence with respect to the provisions of this Lease.
X.    Qualified Rents. The parties intend that all payments made to Landlord under this Lease will qualify as rents from real property for purposes of Section 512(b)(3) of the Internal Revenue Code of 1986, as amended (“Qualified Rents”), if Landlord, in its sole discretion, advises Tenant that there is any risk that all or any part of payments made under this Lease will not qualify as Qualified Rents, Tenant agrees (i) to cooperate with Landlord to restructure in such manner as may be necessary to enable such payments to be treated as Qualified Rents, and (ii) to permit an assignment of this Lease, in each case provided such restructuring or assignment of this Lease will not have a material adverse economic impact on Tenant.
Y.    Construction of Lease. The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which is a sophisticated party and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease shall be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waives the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the landlord or the party who prepared the executed Lease or any earlier draft of the Lease. Landlord's submission of this Lease to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease.

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Z.    Entire Agreement. This Lease, and any exhibits and addenda attached hereto, contain and embody the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda, if any, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by the party to be charged therewith.
BB. Generator. Tenant shall, subject to the terms of this Lease (including Section 9), at its sole cost and expense, be permitted to install a back-up generator serving the Premises, and to utilize any and all existing conduit pathways for wire pulls, in a location to be mutually agreed upon by Landlord and Tenant, each acting in good faith. During the Lease Term, Tenant shall, at its sole cost and expense, maintain, repair, and replace such back-up generator, and Landlord shall have no liability therefor. At the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove the back-up generator (including any related equipment and concrete pads) and restore any and all damage to the Building, caused by the installation, use, maintenance, repair and removal thereof (to Landlord’s reasonable satisfaction).
[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as a deed under seal as of the day and year first written.

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                    LANDLORD:

BOF II MD 77 UPPER ROCK LLC,
a Delaware limited liability company

By:    BOF II JV 77 Upper Rock LLC,
    a Delaware limited liability company
Its:    Sole and Managing Member

By:     Bridge Office Fund II GP LLC,
    a Delaware limited liability company
Its:    Managing Member

                        By:    /s/ John R. Ward____________________
                        Name: John R. Ward
    Its: Manager

                    TENANT:

AURINIA PHARMA U.S., INC.,
a Delaware corporation

                        By:    /s/ Max Donley______________________
                        Title:    EVP, Internal Operations & Strategy_____

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EXHIBIT A
FLOOR PLAN OF PREMISES
[redacted]

A-1
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EXHIBIT B
[Reserved]

B-1
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EXHIBIT C
WORK LETTER
THIS WORK LETTER (“Work Letter”) is entered into as of the Effective Date of the Lease by and between Landlord and Tenant.

RECITALS

A.    Concurrently with the execution of this Work Letter, Landlord and Tenant have entered into the Lease (“Lease”). The completion of the improvements as provided herein is defined as the “Tenant Work”. All terms not defined herein have the same meaning as set forth in the Lease.

B.    In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants in the Lease, and hereinafter contained, Landlord and Tenant agree as follows:

I.    Construction Representatives:

Landlord appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter:

        [redacted]

Tenant appoints the following person(s) as Tenant’s representative (“Tenant Representative”) to act for Tenant in all matters covered by this Work Letter.

        [redacted]

All communications with respect to the matters covered by this Work Letter are to be made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing, in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.

II.    Tenant Improvement Allowance:

    Landlord agrees to provide to Tenant an allowance with respect to the Premises of up to a total of [redacted] (the “Tenant Improvement Allowance”), based on [redacted] per rentable square foot of the Premises. Tenant agrees that at least [redacted] of the Tenant Improvement Allowance may be applied toward the cost of all (i) design (e.g., architectural and engineering fees) and construction (including the cost of any permitted signage) (collectively, the “Construction Costs”) and (ii) all construction management fees; and that no more than [redacted] of the Tenant Improvement Allowance may be applied toward (i) the cost to purchase and install furniture, fixtures and equipment, including Tenant’s security system, (ii) the cost to

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purchase and install Tenant’s telecommunication cabling and equipment, (iii) so-called “soft costs” (including permitting fees), and (iv) upon written notice to Landlord, the next coming Base Rent due under the Lease. Any portion of the Tenant Improvement Allowance not used by Tenant in accordance with the terms of this Work Letter within [redacted] after the Effective Date of the Lease shall be deemed forfeited by Tenant. All of the Tenant Work paid for by Landlord shall be the property of Landlord and shall be depreciated by Landlord.

Tenant, with Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, shall engage a qualified general contractor to perform Tenant’s leasehold improvements pursuant to a separate written agreement between Tenant and the general contractor, and Tenant shall promptly provide Landlord with a copy of such agreement. Such general contractor will perform the construction of the Premises on behalf of Tenant. Tenant shall cause its general contractor to meet with the Landlord’s agent as Landlord reasonably deems necessary to inform the various parties of the design, to assure compliance with the terms of the Lease, to coordinate construction of the Premises, to participate in walk-throughs, punch lists, etc. or for any other reason reasonably deemed necessary by Landlord. Landlord will further have the right to enter the Premises during construction thereof at any time and from time to time to inspect the Tenant Work for compliance with the provisions hereof and the Tenant Construction Documents. Landlord will charge a [redacted] supervisory fee for construction administration/coordination (based on the hard construction costs payable to Tenant’s general contractor), which shall be paid out of the Tenant Improvement Allowance. If Landlord engages a third party architect, engineer, or similar consultant to review Tenant’s Tenant Construction Documents (as defined in Section VI hereof) (e.g., the Tenant Work affects base Building structure and/or systems, etc.), any cost incurred by Landlord shall be considered included in the supervisory fee and Tenant will not be responsible for these costs. Landlord shall have no obligation to manage the construction process and shall have no responsibility for any delays or cost overruns. With the exception of the [redacted] supervisory fee, there shall be no other fee or charge to Landlord in connection with the Tenant Work, including any fee or charge for utilities or for the use of the loading dock or freight elevator during construction or in connection with Tenant’s move into the Building.

III.    Test Fit:

Landlord hereby acknowledges it has received from Tenant a test-fit plan (the “Test Fit”) for the Premises. Landlord hereby agrees to pay an allowance of up to [redacted] per rentable square foot of the Premises for the development of the Test Fit.

IV.    Tenant Improvement Allowance Payment:

A.    Prior to commencement of construction of Tenant’s improvements to the Premises, Tenant shall furnish Landlord with an estimate of Tenant’s total Construction Costs, as described in Schedule C-1 attached hereto. Landlord shall pay Tenant (or at Tenant’s option, Landlord shall pay directly Tenant’s consultant(s), general contractor, subcontractors and/or other vendors) the Tenant Improvement Allowance, less retainage of [redacted] for interim invoices, based on submission of monthly invoices by Tenant to Landlord. Each invoice shall list Construction Costs and other permitted costs Tenant (or Landlord) has previously paid along

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with copies of each invoice with interim and/or final lien waivers from each consultant, contractor, subcontractor or other vendor(s) in a form reasonably acceptable to Landlord. Landlord will pay Tenant (or at Tenant’s option, Landlord shall pay directly Tenant’s consultant(s), general contractor, subcontractors and/or other vendors) no later than [redacted] after each Tenant invoice is submitted in accordance with the terms of this paragraph. If the total Construction Costs are more than the Tenant Improvement Allowance, (a “Shortfall”), Tenant shall be responsible for all costs above and beyond the Tenant Improvement Allowance after the Tenant Improvement Allowance has been exhausted.

B.    If Landlord fails to pay Tenant any portion of the Tenant Improvement Allowance when due under this Work Letter, and such failure continues for [redacted] or more consecutive [redacted] following Landlord’s receipt of written notice from Tenant, Tenant shall have the right to offset the unpaid portion of the Tenant Improvement Allowance against the next coming Base Rent due under the Lease.

V.    Schedule of Critical Dates:

The following is a schedule of certain dates relating to Landlord’s and Tenant’s respective obligations with respect to construction of the leasehold improvements for the Premises. These dates, the specific references (e.g. the “Tenant Construction Documents Delivery Date”) and the respective obligations of Landlord and Tenant are more fully described in Section VI below. Because the Commencement Date will be no later than October 1, 2020, regardless of any delays by Tenant, Tenant’s failure to meet one or more of the dates set forth below shall not give rise to any penalty against Tenant or otherwise affect either party’s rights or obligations under this Lease. However, if Landlord fails to meet one or more of the dates set forth below, and such failure delays Tenant’s completion of the Tenant Work, then the October 1, 2020 date set forth in Section 2.A of the Lease shall be moved back one day for each day of such delay.

All references to days in this Section V mean business days unless otherwise noted.

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Reference	Responsible Party	Due Date
“Tenant Program and Space Plan Delivery Date”	Tenant	May 8, 2020
“Tenant Space Plan Final Review Date”	Landlord	Within 5 days after Tenant submits Tenant Program and Space Plan
“Tenant Construction Documents Delivery Date”	Tenant	May 8, 2020
“Tenant Construction Documents Review Date”	Landlord	Within 10 days after Tenant submits Construction Documents
“Tenant Construction Documents Revision Date”	Tenant	Within 5 days after Tenant receives Landlord’s comments on Construction Documents

VI.    Landlord and Tenant Pre-Construction Obligations:

A.    Landlord hereby approves FORM Architects as the architect which Tenant intends to enter into a contract for (the “Design Contract”) the Tenant Construction Documents (defined below). The architect and Tenant’s MEP Engineer (GPI/Greenman-Pedersen, Inc.) shall each be registered and licensed to practice in the State of Maryland. Tenant shall provide Landlord with a copy of the executed Design Contract.

B.    By no later than the Tenant Space Plan Delivery Date, Tenant shall deliver to Landlord the information described in Section VIII below regarding Tenant’s desired leasehold improvements (such information being hereinafter called the “Tenant Program”), and Tenant shall cause its architect to submit to Landlord a space plan based on the Tenant Program (the “Space Plan”), which Space Plan will be used to prepare the Tenant Construction Documents (as defined below. Landlord shall review the Space Plan by no later than the Tenant Space Plan Final Review Date and shall have the right to approve the Space Plan, which approval shall not be unreasonably withheld.

C.    Upon Landlord’s approval of the Space Plan, Tenant will endeavor to cause its architect and engineer to prepare and deliver to Landlord no later than the Construction Documents Delivery Date a complete set of coordinated architectural, structural, mechanical, electrical and plumbing engineering construction drawings and specifications sufficient to obtain a building permit and competitive bids, including the information described in Section VII below (the “Tenant Construction Documents”). The Tenant Construction Documents shall be delivered in hard-copy, PDF and CAD/Revit (or similar software) format.

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D.    On or before the Tenant Construction Documents Review Date, Landlord will review the Construction Documents and shall notify Tenant, in writing, of its approval of the Tenant Construction Documents, or of any changes to the Tenant Construction Documents reasonably required by Landlord. As part of Landlord’s review of the Tenant Construction Documents, Landlord’s architect and engineer may review the Tenant Construction Documents to determine if Tenant’s design negatively impacts on the base Building systems and such review is not intended to evaluate the accuracy or effectiveness of Tenant’s design. As provided above, such reviews shall be at Landlord’s sole cost and expense and shall be paid out of the one percent (1%) Landlord supervisory fee.

E.    Any approval by Landlord of, or consent by Landlord to, any drawings, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to the Lease will be strictly limited to an acknowledgment of approval or consent by Landlord thereto, and such approval or consent will not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other items and will not imply any acknowledgement, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant will be responsible for all of the same. Furthermore, neither Landlord’s approval of the Outside Contractor, nor Landlord’s review of the Tenant Work, will impose upon Landlord any liability for defects in materials or workmanship in connection with the Tenant Work and Tenant will look solely to the Outside Contractor to correct or remedy any such defects.

F.    Upon receipt of Landlord’s comments to the Tenant Construction Documents, Tenant will cause its architect to revise the Tenant Construction Documents to incorporate Landlord’s comments and shall resubmit the Tenant Construction Documents to Landlord prior to commencing with any construction. Notwithstanding the foregoing, compliance with codes and ordinances within the Premises shall be the responsibility of Tenant and Tenant’s architect. Upon receipt of the Landlord’s approval of the Tenant Construction Documents, Tenant will cause the Tenant Construction Documents to be submitted for the applicable building or construction permit at Tenant’s sole cost and expense (subject to the application of the Tenant Improvement Allowance). Prior to the commencement of the Tenant Work, Landlord must be provided with copies of such permits.

G.    The Tenant, architect, engineer, contractors and vendors shall comply with the requirements of the building rules and regulations.

H.    On the Possession Date, Landlord shall deliver the Premises to Tenant for Tenant’s construction of the Premises and for Tenant’s vendors to install cabling, furniture, fixtures and equipment.

VII.    Certain Provisions Relating to Construction:

A.    Prior to construction commencement, Tenant shall obtain the prior written consent of Landlord as to the general contractor to be used by Tenant (the “Outside Contractor”), which

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consent shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves [redacted] as Tenant’s Outside Contractor. Tenant will be required to execute a contract (the “Construction Contract”), on a standard AIA Document or other form reasonably approved by Landlord, with the selected Outside Contractor for the construction of the Premises. Unless Landlord reasonably disapproves (with reasonably specificity) the Construction Contract within five (5) business days after a copy has been delivered to Landlord, the proposed Construction Contract shall be deemed approved by Landlord. The Construction Contract will in all events include (i) a copy of the Building construction rules and regulations set forth on Schedule C-2 Attached hereto, and (ii) copies of the documents necessary for payment as described in this Work Letter. Tenant and Outside Contractor will certify to Landlord (by providing documentation thereof) the total cost of the Tenant Work contained in the Construction Contract. In the event the total cost of the Tenant Work contained in the Construction Contract exceeds the Tenant Improvement Allowance (the “Excess”), Tenant shall be solely liable for such Excess. The Construction Contract will provide, among other provisions, that the Tenant notify the Landlord in writing, and provide them with sufficient time to review and approve, of any material change in the Tenant Work after the Landlord Approval Date of the Tenant Construction Documents.

The Outside Contractor shall use or select Landlord approved subcontractors who may carry out work related to the following critical Building systems: (iii) fire alarm tie-in and programming, (iv) Building controls (v) roofing and (vi) keying, provided that the fees charged are competitive. Landlord shall have the right to reasonably approve major subcontractors, and if Landlord fails to disapprove (with reasonably specificity) any prospective subcontractor within [redacted] after notice, such subcontractor(s) shall be deemed approved by Landlord.

B.    It shall be Tenant’s responsibility to ensure that the Outside Contractor shall (i) conduct its work in such a manner so as not to unreasonably interfere with any other construction occurring on or in the Building or the Premises; (ii) comply with the rules and regulations relating to the construction activities on or in the Building, and such other reasonable rules and regulations, as may be promulgated from time to time by Landlord; and (iii) maintain such insurance as set forth in Section 19 of the Lease. Landlord retains the right to make periodic inspections to assure conformity with the rules and regulations and with the Tenant Construction Documents. The Outside Contractor shall perform no work which causes interference with the normal business operations of other tenants in the Building.

C.    Tenant shall indemnify and hold harmless Landlord from and against any and all losses, damages, costs (including costs of suits and reasonable attorneys’ fees), liabilities, or causes of action arising out of or relating to the work of the Outside Contractor, including, but not limited to mechanics’, materialmen’s or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work, unless and to the extent caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises are hereby charged with notice that they must look solely to Tenant for payment for same. Without limiting the generality of the foregoing, Tenant shall

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repair or cause to be repaired at its expense all damage caused by the Outside Contractor, its subcontractors or their employees. Any costs incurred by Landlord to repair any damage caused by the Outside Contractor or any costs incurred by Landlord in requiring the Outside Contractor’s compliance with the rules and regulations in Paragraph 2(ii) above will become the obligation of Tenant under this Lease.

D.    Unless Landlord otherwise agrees, the Outside Contractor shall not have access to the Premises, or be allowed to commence work therein, until Landlord releases and Tenant and Tenant’s Outside Contractor accept the Premises pursuant to this Lease. Landlord and Tenant will cooperate in good faith to document any deficiencies or incomplete items relative to the Premises so as not to cause any delay in work of the Outside Contractor. Landlord will provide, at Tenant expense and at Tenant’s written request, any after-hours HVAC or building personnel (i.e. security) requested by the Outside Contractor or required by the building rules and regulations at the Landlord’s then standard rates. For purposes of this paragraph, “after hours” means after 6:00 p.m. (Monday – Friday) or after 2:00 (Saturday) or on Sundays or holidays when the Building is closed.

E.    The Tenant Work shall be deemed to be “Substantially Completed” upon the later of: (i) issuance of a temporary certificate of occupancy or certificate of occupancy or other documentation allowing Tenant to occupy the Premises for the permitted use issued by the appropriate governmental authority or (ii) the date upon which the Tenant Work is fully completed (but not including completion of minor final “punch list” items).

F.    [Intentionally Omitted]

G.    The failure of Tenant to comply with the requirements of this Section VII, which continues after the applicable notice and cure period in the Lease, shall constitute a default by Tenant under this Lease.

H.    Upon completion of the Tenant Work, Tenant shall furnish, or cause Tenant’s Outside Contractor to furnish, all close-out documentation, as described in Schedule C-3 attached hereto, and as-built drawings, in form and substance acceptable to Landlord, for the benefit of Landlord and Tenant, certifying to the compliance of the work constructed by the Tenant’s Outside Contractor with the Construction Documents.

VIII.    Information Required on Tenant Drawings and Specifications:

A.    MINIMUM INFORMATION REQUIRED OF THE SPACE PLAN:

The Space Plan shall provide architectural floor plans of the Premises. The Space Plan will be labeled, titled and dated and will be drawn at scale. The following information will be provided in the Space Plan:

1.    Architectural Information:

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    Floor, room and area identification
    Dimensions of rooms and areas
    Partition locations
    Location and swing of all doors
    Millwork and cabinetry locations
    Furniture locations

2.    Structural Information:

    Location and approximate weight of all heavy equipment
    Any design elements which may modify the base Building structural, architectural, mechanical, electrical or plumbing systems will be identified at this time for Landlords review.

B.    MINIMUM INFORMATION REQUIRED OF TENANT CONSTRUCTION DOCUMENTS:

The completed Tenant Construction Documents will include Architectural, Structural, Mechanical, Electrical, Plumbing, Fire Protection and Fire Alarm sheets (only if required by the Authority Having Jurisdiction), including specifications, details and elevations necessary to fully describe the leasehold improvements. The Tenant Construction Documents will be prepared, sealed and stamped by a registered architect and structural, mechanical, electrical and plumbing engineer in the State of Maryland.

Tenant architect must furnish Landlord with a complete set of drawings in hard-copy, PDF and CAD/Revit/SketchUp (or similar software) format. Tenant architect will include all information on the plan sheets so that users do not have to refer to separate specification booklets to obtain information. At a minimum, the Tenant Construction Documents will include the following information drawn at scale:

1.    Floor Plan with the location and type of all partitions.

2.    Location and type of all doors with hardware and keying information.

3.    Location and type of glass partitions, windows and framing.

4.    Location of server/telecom room (note HVAC and electrical requirements).

5.    Critical dimensions necessary for construction.

6.    Location of all electrical items (outlets, switches, etc.).

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7.    Reflected ceiling plan showing location and switching of all lighting, exit signs, emergency lighting and life safety devices.

8.    Location and type of all other electrical items, including security and data/voice communication work.

9.    Location and type of equipment that will require special electrical requirements (i.e., dedicated circuits, data, GFI, etc.). Provide manufacturers specifications for use and operation.

10.    Electrical panel schedule with total rated electrical design load calculation in watts.

11.    Location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 50 pounds per square foot live load.

12.    Requirement for any special air conditioning, ventilation or exhaust.

13.    Reflected ceiling plan showing location of all HVAC equipment.

14.    Mechanical equipment schedule indicating sizes, specifications and characteristics of all equipment.

15.    [Intentionally Omitted].

16.    Location, type and color of floor covering.

17.    Location, type and color of wall finishes.

18.    Location, type and color of all other finishes.

19.    Location and type of plumbing (including all fixtures).

20.    Location and type of break room equipment and millwork.

21.    All millwork and built-in equipment fully dimensioned.

22.    Corridor doors and frames and all work required in the corridor.

23.    Bracing or support of special walls, glass partitions, etc.

24.    All connections to or modifications of the base Building structural, mechanical, electrical, plumbing, fire protection and fire alarm systems.

25.    All new mechanical, electrical and plumbing metering devices or systems.

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SCHEDULE C-1

ESTIMATE OF TENANT’S TOTAL CONSTRUCTION COSTS

[redacted]

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SCHEDULE C-2

BUILDING CONSTRUCTION RULES AND REGULATIONS
Owner hereby sets forth the following rules and regulations governing the Work to be done by the Contractor, its employees and any and all subcontractors employed by the Contractor, and the Contractor hereby agrees to comply with these rules and regulations and any changes thereto which may reasonably be made by Owner. Contractor further agrees to see to it that any and all subcontractors employed by the Contractor comply with the same. These Owner rules and regulations are in addition to the Contractor’s rules and regulations which they are to prepare, present, keep current and follow at all times.
1.    Permits and Codes
All licenses necessary for the prosecution of the Work shall be secured and paid for by the Contractor prior to commencement of the Work. Contractor shall comply with all applicable codes, laws, and regulation pertaining to their respective work including safety and health regulations. Contractor shall maintain a safe workplace (free from trip hazards, etc.) at all times.
2.    Work Area
Before commencing any of the Work, the Contractor shall erect construction barriers acceptable to Owner between the area where the Work is being conducted (the “Work Area”) and any public areas at and around the building in which the Work is constructed (“Project Site”). The Contractor will keep the Work Area closed from public view until completion and occupancy by Tenant. The Contractor shall perform all construction activities and all storage of materials inside the Work Area. No tools, equipment, materials or supplies are permitted to be stored outside of the Work Area.
3.    Keys and Locks
The Owner will provide the Contractor with one key to the tenant’s space and one access card to the Building. Both shall be returned prior to final payment or as required per the Building’s Rules and Regulations. A fee may be charged for lost keys or access cards. The Contractor shall provide Owner with keys (including Control Keys required to remove and re-key cores) to all locks installed on or in the Work Area. Owner shall be provided access to the Work Area at all times. Near the Contractor’s completion of the work and/or tenant occupancy, Owner will re-key all “construction” keyed locks to work on the building master key system. The Contractor is responsible for securing the Work Area and all Building rooms when not in use. Any Building rooms found unsecured and unoccupied may result in a fine or the Contractor being removed from the Project.
4.    Common Areas

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The Contractor shall carefully protect all existing property and improvements, including walls, ceilings, floors, and finishes applied to such walls, floors, ceilings, and furniture / fixtures, along the entire pathway for its deliveries of materials and movement of workers or equipment. The Contractor shall repair (at its sole cost) or pay for repair or replacement of any damage to existing property and improvements caused by Contractor or its agents or subcontractors. The Contractor will not perform any construction activities or store any materials outside the Work Area. Alterations to multi-tenant corridors and public areas (e.g., door cut-in) shall either be complete within the first week of construction or a visual barrier (approved by Owner) shall be erected at Contractor’s expense. No modifications of the Owner’s premises (common areas), including cutting / patching, shall be permitted without the prior written consent of the Owner.
5.    Service Elevator
The Contractor shall have reasonable access to use of the service elevator, however any request for exclusive use of the service elevator shall be scheduled by the Contractor with the Owner. Typically, all major material, equipment, gang box, and tool stocking and removal is required to be performed on off-hours at no additional cost to the Owner. Only tools/materials carried by hand, in buckets, or on work-belts may be transported during normal working hours.
Any work or hauling of materials or trash shall be conducted so as to leave the public corridors and elevator lobbies unobstructed at all times. At no time may the Contractor or its subcontractors block the service elevator open. In the event that Contractor or its subcontractors causes any damage to the service elevator or lobbies, the Contractor will bear the total cost of all repairs.
The service elevator will be provided to the Contractor free of charge during off-hours. The Contractor is not allowed on any of the passenger elevators serving the Building at any time. The Contractor is to familiarize itself with the accessibility, space limitations and loading restrictions of the service elevator prior to use. Contractor will be responsible for any extra costs incurred by the Owner resulting from or in connection with the improper use of the service elevator by Contractor (or its employees or subcontractors).
6.    Water and Electricity During Construction
    Sources of water and electricity (in reasonable quantities for lighting, portable power tools, drinking water, water for testing, and other such common uses during construction) will be made available to the Contractor by the Owner without cost to the Contractor. The Contractor shall make all connections or furnish any necessary extensions to or from such sources and shall be responsible for promptly removing the same upon completion of the Work. Exposed piping, hoses, or extension cords may not be run through common areas. The tenant’s sink, not the restrooms, should be used for obtaining water.

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    The Contractor acknowledges that sources of water and electricity may be interrupted by the Owner from time to time. The Owner will coordinate all such interruptions with the Contractor however, the Owner will not be responsible for any disruptions to the Work as a result thereof.
7.    Sanitary Facilities
    Sanitary facilities will be furnished to the Contractor by Owner. The Contractor shall use only those facilities specifically provided or designated by the Owner. All costs associated with clean-up or damage of any kind shall be the responsibility of the Contractor.
8.    Dusty Work
    The Contractor shall notify Owner prior to the commencement of any extremely dusty work (e.g., sheetrock cutting, sanding, extensive brooming, etc.) such that Contractor may arrange for additional filtering capacity on the affected HVAC equipment. If possible, Contractor shall place the Work Area in negative pressure. Failure to make such prior notification will result in the Contractor absorbing any costs associated with returning any HVAC equipment and any other existing improvements damaged by dust to their original condition.
The Contractor is responsible for protecting the Building HVAC system in the Work Area. The Contractor shall provide temporary replaceable media type construction filters on units in accordance with the Owner’s Standards. All filters shall be inspected by the Contractor on a regular basis and replaced as required to maintain the equipment in clean and “like-new” condition through the Work. Upon completion of the Work, the Contractor will be responsible for removing all temporary filters and installing all new filters per the Owner’s standards. If the Contractor neglects to remove the temporary filters or install the permanent filters, the Owner reserves the right to replace these filters and back charge the Contractor for all associated costs.
9.    Disposition of Materials
    Any and all unused construction materials shall be disposed of by the Contractor in the same manner as waste or unwanted material, except as may otherwise be directed by Owner or required by authorities having jurisdiction. No dumping of any construction materials (including paint, taping mud, grout, floating compounds, etc.) is allowed in building facilities or on the premises. The Contractor shall provide its own dumpster(s) in a location designated by the Owner. If it is determined by the Owner that the trash is not being disposed of promptly or properly, the Owner may cause such trash to be removed at the Contractors expense.
10.    Clean-up
    The Contractor shall at all times, on a day-to-day basis, keep the Work Area, common areas, service elevator and other areas of the Project Site free from accumulations of

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waste material, debris or rubbish caused by or incidental to the Work. Use of the Buildings’ trash receptacles is prohibited.
    The Contractor will provide “walk-off mats” at the entrance to the Work Area and will keep such mats clean to prevent tracking of debris into the common areas or other areas of the Project Site. The Contractor shall sweep the floor daily. A floor sweeping compound shall be used to keep dust to a minimum.
Upon completion of the Work, the Contractor shall promptly remove from the Work Area all tools, scaffolding, surplus materials, trash, and debris, and shall “final clean” the Work Area and any areas of the Project Site dirtied during construction. Any debris, rubbish, materials, or equipment left outside the Work Area may be disposed of by Owner and the Contractor shall be responsible for promptly reimbursing Owner for the cost thereof.
11.    Working Hours
    Certain operations must be performed outside the normal working hours (7am to 6pm, Monday through Friday) to prevent the disturbance or interruption of normal business operations. These operations include, but are not limited to:
A.    Drilling or cutting of any concrete structural member (specifically slabs).
B.    Sanding, chiseling, or leveling of the concrete structure.
C.    Any work which generates noise or vibration which may be disruptive to normal office procedures elsewhere in the Project Site.
D.    Any work that creates an odor that is disruptive to Owner and/or its tenants.
E.    Material / Equipment stocking (see Deliveries).
F.    Life Safety System testing.
G.    Any other work that is disruptive to Owner and/or its tenants.

    The Owner reserves the right to stop all Work at any time if noise or odors generated from such Work disturbs the tenants.
    The Contractor is responsible for exhausting the Work Area. It may be necessary to exhaust via the Building’s general exhaust system. The Contractor is to coordinate this work with the Owner. Any cost associated with running the Building’s HVAC system after hours is the Contractors responsibility.
12.    Workman Conduct

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    No loud or abusive language or actions or the playing of music will be tolerated. It will be the responsibility of the Contractor to enforce this regulation on a day-to-day basis and/or in response to specific complaints from tenants or Owner. Contractor shall not engage in any labor practice that may delay or otherwise impact the work of any other Contractor of the Building.
    No smoking is permitted in the Building at any time. Contractors caught smoking in the Building will be removed from the premises.
    Contractors are not permitted to enter any areas of the Building other than those areas designated by the Owner. Contractors found in non-approved areas may be subject to removal from the premises and the Project.
13.    Electrical Panel Changes
    All additional electrical circuits added to existing electrical panels or any new circuits added to new electrical panels will be appropriately marked as to the area and/or equipment serviced by the circuit(s) in question. All electrical panels which have covers removed for any reason (e.g., so as to allow the addition of new circuits) or any new electrical panels that are installed shall be left at the end of each day with all panel covers properly in place and all panel doors securely closed. Under no circumstances will power serving other tenants’ premises or other areas of the Project Site be shut off without the specific advance written approval of Owner.
14.    Special Elevator Services
    Any work or repair that necessitates or involves utilizing the elevator to perform work (including work on/in the elevator) must be scheduled in advance with Owner.
    Sufficient notice regarding such proposed activities should be given so as to allow Owner to arrange with the elevator service contractor to provide personnel to perform or supervise such activities.
    Under no circumstances should the Contractor permit their personnel to utilize the elevator for any purpose other than the approved transport of materials and/or personnel. Contractor will be responsible for any extra costs incurred by the Owner resulting from or in connection with such use of the elevators by the Contractor (or its employees or subcontractors).
15.    Welding/Cutting Torch Use
    No welding, burning or cutting torch work is to be performed at the Project Site without the prior approval of Owner. If such approval is granted by Owner, the Contractor must have a firewatch, fire blankets, and a fire extinguisher present in the Work Area at all times when the equipment is being used. Additionally, the Contractor may, at Owner’s request, be required to perform any such work after-hours because of the fumes which may be associated with such welding/cutting torch usage.

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16.    Spraying of Varnishes/Lacquer in the Project Site
    No varnishes/lacquers or similar products are to be sprayed in the Project Site without the prior approval of the Owner. Because of their potential combustible nature, this type of work should normally be done off-site. Anyone found spraying these compounds in or around the Project Site without the prior written approval of the Owner will be required to cease such work.
17.    Draining of Sprinkler Lines
    Any Work that will involve the draining of a sprinkler line or otherwise affect the Project Site’s sprinkler system must be approved in writing in advance by Owner and must be performed after hours, unless fire watch is provided by Contractor, at no cost or expense to Owner, upon Owner’s prior written approval. In all instances where this is done, it is the Contractor’s responsibility to ensure that the system is fully operational when the sprinkler contractor is not present and specifically working on the system.
18.    Deliveries
    All deliveries and/or pick-ups by the Contractor or its vendors must be made through the designated loading areas. All delivery vehicles are governed by a 20 minute parking limitation during normal working hours. All deliveries must be coordinated with the Owner so as to not cause any delays or impede on the progress of others. Matters of the Building will take precedence over Contractor matters in the event of scheduling or other potential conflicts.
19.    Parking
    On-site parking may be available to the Contractor and its subcontractors. Parking is to be coordinated with the Owner. Contractors parked in unauthorized areas will be subject to booting or towing without warning at the vehicle owner’s expense. Handicap parking stalls should not be used/blocked for loading or unloading under any circumstances. Notwithstanding the foregoing, Owner is not obligated to provide any parking spaces for Contractor or its subcontractors.
20.    Material Safety Data Sheets
    All materials that have any potential for hazard (paints, glues, polishes, solvents, etc.) must have their associated MSDS sheets available at the Project Site during the performance of the Work.
21.    Posting of These Construction Rules and Regulations:
    A copy of these Construction Rules and Regulations, acknowledged and accepted by the Contractor, must be posted at the Project Site in a location clearly visible to all workers. It is the Contractor’s responsibility to instruct its employees and all subcontractors to familiarize themselves with these rules and regulations and to enforce compliance at all times.

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22.    Fire Alarm System
    Should a Contractor’s Work include welding, the use of a cutting torch, or any other activity that might interfere with the fire alarm system or otherwise trigger or effect the fire alarm system, the Contractor must receive prior written approval from the Owner at least 48 hours prior to commencing such activity. Owner at its reasonable discretion shall select the time of day for such operations. All work must be scheduled so that the fire alarm system is returned to service by the end of each day. If the system cannot be returned to service, the Contractor must supply fire watch personnel at its cost until such time that it is returned to service.
    The Contractor shall take any and all steps to prevent accidental triggering of the fire and smoke detection devices within or adjacent to the Work Area and at the Project Site. Such steps shall not include disconnecting any such devices, but rather shall involve the installation of dust barriers around smoke detectors, etc. The Contractor must cover and uncover smoke detectors daily to avoid accidental activation of the fire alarm system. The Contractor is responsible for all costs associated with the activation of the fire alarm system by the Contractors and its subcontractors.
23.    Light Bulbs and Ballasts
    The Contractor is responsible for ensuring that all light fixtures in the Work Area are working properly, are of the same temperature (Kelvin) and are fully lit upon completion of the Work. This includes replacement of tubes and ballasts as required in light fixtures that are replaced, added, or repositioned.
24.    Non-Compliance
    In addition to other rights and remedies afforded to Owner under the Contract Documents, non-compliance with these regulations will result in the possible barring of the Contractor from current or future activities at the Project Site. Any costs incurred by Owner resulting from the Contractor’s non-compliance (including the activities of any of the Contractor’s employees or subcontractors) will be billed to the Contractor or set off against future payments to the Contractor in connection with the Work.
25.    Damaged Property
All costs associated with replacing, repairing, or cleaning any property which have been damaged during the performance of the Work will be billed to the Contractor or set off against future payments to Contractor in connection with the Work. Contractor shall be responsible for the protection of their work and the areas adjacent to their work.
26.    Tools and Materials
Tools or materials will not be loaned to construction personnel at any time. No flammable, highly combustible, or hazardous materials will be allowed on site. All gang boxes, tool boxes, tool chests, and other containers are subject to reasonable inspection

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when moving in or out of the Building. Contractor / subcontractors shall be responsible for the security of their materials, tools, etc. The Owner will not be responsible for loss or damage to Contractors tools, materials or equipment whether such loss or damage is alleged or actual.
27.    Doors
Doors to all work areas, including mechanical and electrical closets, will remain closed at all times. Propping doors open is expressly prohibited.
In the event that doors/frames are painted or touched up, all hardware and any associated data/rating plates are to be protected (taped off) prior to finishing.
28.    Signs
Contractor shall not be permitted to post identifying signage or advertising within the Building or visible from outside the Building.
29.    Building Standards
It is the responsibility of the Contractor to be fully knowledgeable of the Building Standards. Contractor is to confirm Building Standards with the Owner prior to commencement of the Work.. Materials, equipment, and/or quality of work which do not meet the Building Standards will be corrected at Contractor’s sole expense.
30.    As-built Drawings
“As-builts Drawings” shall be maintained by the Contractor. At the end of the construction period, “As-built Drawings” should be transmitted to the Owner in full size hard copy and PDF format. The architect shall provide CAD (.dwg), or similar format, as-built plans to Owner.
31.    Hazardous Substances
    Contractor certifies that, to its actual knowledge upon exercising reasonable diligence, no asbestos containing materials, PCBs or other substances regulated as hazardous substances are present in any materials used by Contractor.
No flammable or explosive fluids or materials shall be kept or used with the Building except in areas approved by the Owner. Flammable and explosive fluids or materials must be transported in standard safety containers.
32.    Field Office
The Contractor shall provide a field office and means of communication for its exclusive use. Such field office and means of communication shall be at the Contractor’s sole cost and located within the Work Area.

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33.    As-Is Condition
Contractor accepts that the Work Area is being delivered in “as-is” condition and that it is the sole responsibility of the Contractor’s and its subcontractors upon mobilization.
34.    Approved/Required Subcontractors
The Contractor is to contract with Owner approved/required subcontractors for certain trades as defined by the lease agreement between Tenant and Owner. The Contractor is to confirm with the Owner the approved/required subcontractors prior to bidding out the Work.
35.    System Testing
The Owner must witness the pressure testing of any systems that tie into the fire suppression, domestic water, condenser water or hot water before each system is enclosed or put into operation. It is the Contractors responsibility to schedule the testing with the Owner and subcontractors.
36.    Structural Support
Equipment and materials are not permitted to be secured or supported to framing, ductwork, piping, or conduit. Items that may not be attached include but are not limited to: bracing for walls, ceiling grid, lights, cabling, conduits, piping, hangers, etc. All such items must be secured or supported directly to the structure. The Contractor will be responsible for repairing any damage caused by unacceptable attachment.
The Contractor shall be responsible for the structural integrity of the Building during its material stockpiling and Work. The Contractor is to disperse materials/equipment loads evenly throughout the Work Area so as to avoid concentrated loads in a single area.
37.    Capping and Sealing
All piping, holes, cores, etc. must be capped or sealed when not in use. This includes drain and vent lines. The Contractor is responsible for any damage caused by failure to cap or seal the equipment or areas.
38.    Coring
The Building structure has limitations on where any penetrations may occur. The Contractor shall x-ray/scan the area where the penetration is to occur. The Owner is to approve the penetration location after the completion of the x-ray/scanning and prior to coring. The Contractor is to properly protect the area below the penetration and is responsible for cleaning all debris. All such work is to be coordinated with the Owner.
All cores are to be fire stopped per code. All existing cores not being reused are to be filled to match existing conditions.

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39.    Fire Extinguishers
The Contractor is responsible for providing an adequate number of NFPA fire extinguishers for the Work Area. All fire extinguishers are to be serviced and maintained in accordance with NFPA requirements.
41.    Inspections
The Contractor is responsible for scheduling all inspections with the city and other entities associated with the Work and delivery of all partial, temporary and final Certificates of Occupancy based upon the construction schedule.
42.    Equipment Access
The Contractor will ensure its work in no way blocks or impedes access to equipment, valves, clean-outs, dampers, panels, points of entry, etc. Essentially, any equipment needing access by others in the future shall not be blocked.
43.    Owner Review
After all major construction is complete and before ceiling tiles are installed the Contractor must coordinate with the Owner a visual inspection and approval of the overhead plenum spaces. This same requirement pertains to second siding walls and any chases opened as a result of the Work. It is the Contractor’s responsibility to schedule this walkthrough in a timely fashion. Failure to do so may result in having to re-open and expose these areas. Note that in particular the Landlord will be looking to ensure all debris has been removed, proper access to equipment is provided, materials are installed per the drawings and specifications, etc.
44.    Supervision
Contractor shall employ a competent superintendent, as approved in writing by Owner, from the commencement of construction through Substantial Completion and acceptance of the Work. The superintendent shall be in charge of the construction of the Work at all times. Contractor shall provide the superintendent with such assistants as are necessary to properly execute and coordinate all phases of the Work. The superintendent and such assistants shall be in attendance at the Project Site at all times during the performance of the Work. The superintendent shall represent Contractor, and communications given to the superintendent by Owner shall be as binding as if given to Contractor. Contractor shall, upon written request from Owner, replace the superintendent or any other member of Contractor's staff with a person satisfactory to Owner, but shall not otherwise re-assign the superintendent or replace the superintendent without Owner’s consent.
45.    Meetings
The Contractor shall hold weekly Project Meetings or as designated by the Owner. Subsequent to the Project Meeting, Contractor will be responsible for issuing weekly meeting minutes

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documenting attendees and all items discussed.

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SCHEDULE C-3

CLOSE-OUT DOCUMENTATION

At a minimum, the close-out documents will include the following:
1.    As-built drawings in hard-copy and PDF format
2.    Punch list completion with Tenant approval
3.    Certified Test & Balance Report
4.    Keying plan and schedule
5.    Operation & maintenance manuals
6.    Warranties & guarantees
7.    Updated project directory
8.    Certificate of Occupancy
9.    Certificate of Substantial Completion (AIA Document G704)
10.    Final Application and Certificate for Payment (AIA Document G702) with subcontractor final release of liens
11.    Continuation Sheet (AIA Document G703) with full schedule of values.
12.    Conditional/unconditional lien waivers from consultants, contractors, subcontractors, vendors, etc.

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EXHIBIT D
OPTION TO EXTEND
A.    A.    Landlord hereby grants to Tenant [redacted] options to extend the Term (each, an “Option to Extend”) for period of [redacted], each (each, an “Option Term”), provided (i) there is no uncured monetary Default on the date Tenant delivers the Option Notice, (ii) Tenant is occupying no less than [redacted] of the Premises for its business purposes, and (iii) Tenant exercises the Option to Extend as set forth below. The applicable Option Term, if exercised, shall commence on the day following the Expiration Date or the last day of the first Option Term, as applicable, with no gap. Tenant may exercise each Option to Extend only by delivering written notice of exercise (“Option Notice”) to Landlord no later than [redacted], and no earlier than [redacted] prior to the Expiration Date or the last day of the first Option Term, as applicable (the “Exercise Deadline”). Time is of the essence with respect to delivery of the Option Notice. If Tenant exercises either or both of the Options to Extend in accordance with the provisions hereof, then the Term shall be extended accordingly. Except as otherwise expressly provided herein, each Option Term shall be upon the same terms, covenants and conditions as set forth herein with respect to the immediately preceding portion of the Term. All references in this Lease to the Term shall be construed to mean the initial Term and the Option Term or Terms, unless the context clearly indicates that another meaning is intended. For purposes of this Lease, no distinction is made between the terms "extend" and "renew," or any variations thereof.
Tenant shall have the right to extend the Term of this Lease pursuant to this Exhibit D with respect to less than the entire Premises; provided that the portion of the Premises that Tenant elects to lease contains either all or approximately one-half of the rentable area on the floor or floors that Tenant will continue to lease. In such event, Tenant's Option Notice shall specify the portion of the Premises Tenant elects to retain, and the Rent to be paid by Tenant with respect to the applicable Option Term shall be based on the rentable area of such portion of the Premises. On the commencement of the Option Term, Tenant shall surrender the portion of the Premises for which the Term is not to be extended in the condition required under the Lease.
B.    Promptly following Landlord’s timely receipt of the Option Notice, Landlord and Tenant shall commence negotiations concerning the amount of annual base rent (including annual escalations) which shall be payable during each year of the Option Term, it being intended that such annual base rent for the Option Term shall be equal to [redacted] of the prevailing fair market rent for the Premises as of the applicable renewal commencement date, and, in addition, Tenant shall be provided with prevailing market concessions (including without limitation, tenant improvement allowances, free rent, and other concessions, if applicable) being offered in the market and in determining such base rent and concessions, all other relevant factors for comparable space and comparable tenants in comparable buildings located in Rockville, Maryland (“Comparable Buildings”) shall be taken into account. The base year for purposes of the Additional Rent payable by Tenant under Section 5 of the Lease shall be [redacted]. The parties shall have [redacted] after Landlord’s receipt of the Option Notice in which to agree on the Base Rent (including annual escalations) which shall be payable during
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each year of the applicable Option Term, and the amount of any tenant improvement allowance and any other prevailing market concessions. The parties shall be obligated to conduct such negotiations in good faith. Among the factors to be considered by the parties during such negotiations shall be (i) the general office rental market for Comparable Buildings, (ii) rental rates then being obtained by building owners of other Comparable Buildings, (iii) the rental rates then being obtained by Landlord for comparable office space, in “as is” condition, in the Building, (iv) concession packages then being obtained by other building owners with respect to comparable tenants for other Comparable Buildings, (vi) concession packages then being obtained by Landlord for comparable office space in “as-is” condition in the Building, and (vii) the brokerage commission, if any, to be paid in connection with such Option Term. For purposes of this Exhibit D, the term “fair market rent” shall be defined as set forth in this Section, including without limitation, the related fair market concessions, abatements and allowances, if any.
If, during such [redacted] period referred to above, the parties are unable to agree on the Base Rent and any other economic terms payable, including concessions, or applicable during the Option Term, then Tenant shall have the right at its option either (i) to rescind the exercise of the Option to Extend by sending Landlord written notice of such rescission election no later than f[redacted] after the expiration of such [redacted], or (ii) to have the fair market rent determined in accordance with the procedure set forth below, taking into consideration the factors described above. If Tenant does not elect to rescind the Option to Extend, within [redacted] after the expiration of such [redacted] period, each party shall appoint a real estate broker which is unaffiliated with either party (each, a “Rental Broker” and collectively, the “Rental Brokers”) who shall be a member of the National Association of Realtors or the Greater Washington, D.C. Association of Realtors, and shall have at least [redacted] relevant experience in office rentals in the Rockville, Maryland area. If either Landlord or Tenant fails to appoint a Rental Broker within such [redacted] period, then the other party shall have the power to appoint the Rental Broker for the party that so failed. The two Rental Brokers appointed by the parties shall determine, within [redacted] after appointment, the then fair market rent and concessions that will be applicable to the Premises for the Option Term. If the two (2) Rental Brokers appointed by the parties agree on a fair market rent and concessions, such fair market rent and concessions shall be used as the fair market rent and concessions for the Renewal Term. If the Rental Brokers reach different determinations of the fair market rent and/or concessions, then the two (2) Rental Brokers together shall appoint a third broker with the same qualifications (“Third Broker”) within [redacted] after the end of the [redacted] determination period. All three (3) Rental Brokers shall attempt to agree within [redacted] on the fair market rent and concessions for the Option Term, and if they are unable to so agree within such [redacted] period, the Third Broker shall select one of the fair market rental determinations (including concessions) of the original two (2) Rental Brokers, and such selection shall be final and conclusive. Landlord and Tenant shall each bear the cost of its Rental Broker and shall share equally the cost of the Third Broker.

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EXHIBIT E
CONTINUING RIGHT OF FIRST OFFER
A.    Provided that: (1) no Default has occurred and is continuing, (2) Tenant’s right to possession of the Premises has not been terminated, and (3) more than [redacted] are then remaining in the Initial Term (as of the date of the Expansion Space Offer Notice, as defined below), then prior to the Expiration Date (the “ROFO Option Period”), Tenant shall have the right at its option (the “Tenant’s Expansion Option”), from time to time, to lease any space located on the [redacted] floor of the Building (the “Expansion Space”), subject to, and in accordance with the terms of this Exhibit E. Notwithstanding Tenant’s Expansion Option, Landlord (its agents and representatives), shall have the right, but not the obligation, to market, advertise and make offers to third parties for the leasing of all or any part of the Expansion Space, subject to Tenant’s rights under this Exhibit E. If at the time of a Trigger Event (defined below) there are fewer than [redacted] remaining in the Initial Term, Landlord shall nevertheless be required to comply with its notice obligations set forth below, but in order for Tenant to exercise Tenant’s Expansion Option, Tenant must first exercise its Option to Extend pursuant to Exhibit D.

B.    For purposes of this Exhibit E, a “Trigger Event” means (i) Landlord sending to any third-party prospective tenant, in connection with any portion of the Expansion Space, a prospect requested second round lease proposal after Landlord having first already delivered a first round lease proposal to such prospective tenant, (ii) Landlord sending a counter offer to any third-party prospective tenant, in connection with any portion of the Expansion Space, after Landlord having first already received a bona fide letter of intent or term sheet from such prospective tenant, (iii) Landlord receiving and countersigning a letter of intent or term sheet from a prospective tenant, (iv) if the Expansion Space is vacant and leasable, or (v), if Landlord, in its sole but reasonable discretion, anticipates that the Expansion Space may become available for Tenant to lease within the next nine (9) months. Immediately following a Trigger Event, Landlord shall deliver written notice to Tenant (an “Expansion Space Offer Notice”) describing the Expansion Space and indicating the anticipated delivery date of the Expansion Space. If Tenant desires to lease the Expansion Space, Tenant shall send Landlord written notice (“Expansion Space Election Notice”) of such election no later than [redacted] after Tenant’s receipt of the Expansion Space Offer Notice. Tenant shall not have the option to lease less than all of the Expansion Space. If Tenant does not deliver the Expansion Space Election Notice to Landlord within such [redacted] period, then Tenant’s right to lease that portion of the Expansion Space described in the Expansion Space Offer Notice shall automatically terminate, be null and void, and be of no further force and effect and Tenant shall have no further rights regarding the applicable Expansion Space described in the Expansion Space Offer Notice.

C.    In the event that Tenant timely and properly exercises Tenant’s Expansion Option, commencing on the date Landlord delivers possession of the Expansion Space to Tenant (but no earlier than the anticipated delivery date specified by Landlord in the Expansion Space Offer Notice), the Expansion Space shall be added to the Premises, and Tenant shall lease the Expansion Space in its “as is” condition on all of the same terms and conditions as the existing
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Premises, for a term that is coterminous with the Term, except that the Monthly Base Rent for the Expansion Space shall be based on the rentable area of the Expansion Space, and shall at all times be the same (on a per rentable square foot basis) as the Monthly Base Rent for the initial Premises, and (ii) Landlord shall provide Tenant with (1) an abatement of Monthly Base Rent, and (2) an improvement allowance, based on the abatement and improvement allowance provided for the initial Premises (but prorated based on the remaining term of the Lease from and after the commencement date for the Expansion Space). Without limitation, commencing on the commencement date for the Expansion Space, Tenant’s obligation to pay Additional Rent under Sections 5 and 6 of the Lease shall apply (on a per rentable square foot basis) to the Expansion Space.

D.    Promptly following Tenant’s exercise of Expansion Option for any Expansion Space, Landlord and Tenant shall execute and deliver an amendment to the Lease adding the Expansion Space to the Premises and consistent with the terms and conditions of this Exhibit E, but the failure to do so shall not affect either party’s rights or obligations relating to the Expansion Space.

E. Time is of the essence with respect to Landlord’s and Tenant’s rights and obligations in this Exhibit E.

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EXHIBIT F
OPTION TO TERMINATE
A.    Provided that: (1) no uncured Default has occurred and is continuing, and (2) Tenant’s right to possession of the Premises has not been terminated, and provided that Tenant timely delivers (i) the Termination Notice (as set forth herein); and (ii) the Termination Fee (as set forth herein), then Tenant shall have the option to terminate this Lease effective as of the date (the “Effective Early Termination Date”) designated by Tenant that is no earlier than the last day of the [redacted] of the Initial Term (the “Termination Option”), subject to all of the conditions set forth in this Exhibit. Tenant must provide Landlord with Tenant’s written notice of Tenant's intention to terminate this Lease (the “Termination Notice”) by delivering such written Termination Notice to Landlord no later than 5:00 p.m. Eastern Time on the date that is [redacted] prior to the Effective Early Termination Date (the “Termination Notice Deadline”).
B.    Within [redacted] after Tenant delivers the Termination Notice, Tenant shall remit to Landlord the sum of: (i) one (1) month of Monthly Base Rent (at the Monthly Base Rent rate in effect as of the Early Termination Date), plus (ii) the total amount of all unamortized leasing commissions paid by Landlord in connection with this Lease, plus (iii) the total amount of all unamortized Construction Allowance(s) provided by Landlord to Tenant in connection with this Lease, plus (iv) the total amount of all unamortized Rent Abatement, (collectively, the “Termination Fee”). The unamortized amounts described in clauses (ii), (iii) and (iv) shall be calculated using an interest rate of [redacted] per annum and based on the then-remaining portion of the [redacted] Initial Term. At Tenant’s request, Landlord shall promptly provide Tenant with the amounts of the leasing commissions paid by Landlord in connection with this Lease and with Landlord’s reasonably detailed calculation of the Termination Fee based on one (1) or more possible Effective Early Termination Dates designated by Tenant in Tenant’s request notice to Landlord. If Tenant does not timely (as set forth herein) provide Landlord with the Termination Notice and the Termination Fee, then Tenant’s Termination Option shall automatically expire, be null and void and of no further fore or effect.
C.    If Tenant timely and properly exercises its Termination Option and otherwise complies with the terms of this Exhibit, then the Early Termination Date would be effective as if such date had been the Expiration Date under this Lease. In the event Tenant timely and properly exercises the Termination Option, then Tenant shall continue to pay Monthly Base Rent and all additional rent, and otherwise comply with all of its obligations herein, through the Early Termination Date, when Tenant’s right of occupancy of the Premises shall also terminate and when Tenant agrees to vacate, surrender, and leave the Premises to Landlord in the condition prescribed in this Lease. Accordingly, Tenant shall be liable and responsible for its obligations and liabilities under the Lease accruing prior to the Early Termination Date. In the event Tenant fails to timely deliver the Termination Notice and the full amount of the Termination Fee, as set forth above, then this Lease shall remain in full force and effect. Tenant and Landlord hereby agree that time is of the essence with respect to Tenant’s exercise of the Termination Option.
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EXHIBIT G
GUARANTY
    This LEASE GUARANTY (the "Lease Guaranty") is executed as of the 12th day of March, 2020, by Aurinia Pharmaceuticals, Inc., a Canadian corporation ("Guarantor"), for the benefit of BOF II MD 77 UPPER ROCK LLC, a Delaware limited liability company ("Landlord"), with reference to the following facts:

    A.    Pursuant to that certain Lease on or about of even date herewith (the "Lease"), Landlord has agreed to lease to AURINIA PHARMA U.S., INC., a Delaware corporation (“Tenant”) that certain Premises described in the Lease (all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease).

    B.    As a condition to entering into the Lease with Tenant, Landlord has required that Guarantor guarantee the obligations of Tenant under the Lease in accordance with the terms of this Lease Guaranty.

    NOW, THEREFORE, in consideration of Landlord’s agreement to enter into the Lease and as a material inducement to Landlord to do so, Guarantor covenants and agrees with Landlord as follows:

ARTICLE 1 - REPRESENTATIONS AND WARRANTIES

    Guarantor makes the following representations and warranties which shall be continuing representations and warranties until this Lease Guaranty expires in accordance with the provisions contained herein:

    1.1    Existence and Rights. Guarantor is a corporation duly incorporated and validly existing under the laws of the Province of Alberta without limitation as to the duration of its existence and is in good standing. Guarantor has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now owned and carried on and is duly qualified and in good standing in each jurisdiction in which the property owned by it or the business conducted by it makes such qualification necessary, and Guarantor has the corporate power and adequate authority to make and carry out this Lease Guaranty.

    1.2    Lease Guaranty Authorized and Binding. The execution, delivery and performance of this Lease Guaranty are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of, or in conflict with, any law or regulation or any term or provision of the constitutive documents and agreements of Guarantor; and this Lease Guaranty is a valid and legally binding obligation of Guarantor enforceable in accordance with its terms.

    1.3    No Conflict. The execution and delivery of this Lease Guaranty are not, and the performance of this Lease Guaranty will not be, in contravention of, or in conflict with, any

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agreement, indenture or undertaking to which Guarantor is a party or by which it or any of its property is or may be bound or affected and do not, and will not cause any security interest, lien or other encumbrance to be created or imposed upon any such property.

    1.4    Financial Condition. Guarantor’s financial statements, as set forth in the December 31, 2018 Annual Report, which have heretofore been submitted in writing by Guarantor to Landlord in connection herewith, are true and correct and fairly present the financial condition of Guarantor for the period covered thereby. Since the date of said financial statements, there has been no materially adverse change in Guarantor’s financial condition.

    1.5    Solvency. The execution and delivery of this Lease Guaranty will not (i) render Guarantor insolvent under generally accepted accounting principles or render it Insolvent (as defined below), (ii) leave Guarantor with remaining assets which constitute unreasonably small capital given the nature of Guarantor’s business, and (iii) result in the incurrence of Debts (as defined below) beyond Guarantor’s ability to pay them when and as they mature. For the purposes of this Section 1.5, "Insolvent" means that the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing Debts as they become absolute and matured. For the purposes of this Section 1.5, "Debts" includes any legal liability for indebtedness, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

    1.6    Financial or other Benefit or Advantage. Guarantor hereby acknowledges and warrants that it has derived or expects to derive a financial or other benefit or advantage from the Lease.

    1.7     Guarantor's Assumption of Guaranty Risks. Guarantor is fully aware of the financial condition of Tenant. Guarantor delivers this Lease Guaranty based solely upon Guarantor's own independent investigation and in no part upon any representation or statement of Landlord with respect thereto. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Tenant's financial condition as Guarantor may deem material to Guarantor's obligations hereunder and Guarantor is not relying upon, nor expecting Landlord to furnish Guarantor, any information in Landlord's possession concerning Tenant's financial condition. By acceptance hereof, Landlord and Guarantor agree that Guarantor hereby knowingly accepts jointly and severally the full range of risk encompassed within a guaranty contract, such as this Lease Guaranty, that includes a "Continuing Guaranty," which risk includes, without limitation, the possibility that Tenant will incur additional indebtedness for which Guarantor may be liable hereunder after Tenant's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

ARTICLE 2 - AGREEMENTS

    2.1    Lease Guaranty. Guarantor hereby unconditionally and irrevocably guarantees (i) the due and punctual payment of rent and all other amounts due under or required to be made under the Lease, including, without limitation, reimbursement of Landlord’s expenses in connection with a default under the Lease (and all renewals, extensions, modifications and rearrangements thereof), and (ii) the full and faithful performance of all of the terms, covenants, conditions and agreements contained in the Lease (and all renewals, extensions, and modifications thereof) (collectively, the "Guaranteed Obligations").

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(a)    The Guaranteed Obligations shall not be modified, reduced, or exonerated in any manner other than pursuant to an express written agreement executed by Landlord. Therefore, as an example and not in any way of limitation, a subsequent modification of the Lease or of Tenant's obligations thereunder pursuant to court order or operation of law or through any reorganization case concerning Tenant (whether by reason of the rejection or assignment of the Lease, any limitation of the amount of Landlord's allowed claim in such case, or otherwise) shall not affect the obligation of Guarantor to pay and perform the Guaranteed Obligations in full compliance with the terms of the Lease, irrespective of any modification, reduction, or exoneration of Tenant's obligations under the Lease.

    2.2    Obligations Absolute. The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to, Guarantor, nor shall any of the following give Guarantor any recourse or right of action against Landlord:

    (a)    Any express or implied amendment, modification, renewal, addition, supplement, extension (including, without limitation, extensions beyond the Term) or acceleration of or to any of the Lease;

    (b)    Any exercise or non-exercise by Landlord of any right or privilege under this Lease Guaranty or the Lease;

    (c)    Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor or Tenant, or any guarantor (which term shall, for the purposes of this Lease Guaranty, include any other party at any time directly or contingently liable for any of the Tenant’s obligations under the Lease) or any affiliate of Tenant, or any action taken with respect to this Lease Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing;

    (d)    Any release or discharge of the Tenant from its liability under the Lease or any release or discharge of any guarantor or of any other party at any time directly or contingently liable for the Guaranteed Obligations;

    (e)    Any assignment or other transfer of the Lease or this Lease Guaranty in whole or in part; and/or

    (f)    Any acceptance of partial performance of the Guaranteed Obligations.

    2.3    Waivers. Guarantor unconditionally waives any defense to the enforcement of this Lease Guaranty, including, without limitation:

    (a)    All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Lease Guaranty;

    (b)    Any right to require Landlord to proceed against Tenant or any guarantor at any time or to proceed against or exhaust any security (including the security deposit, if any) held by Landlord at any time or to pursue any other remedy whatsoever at any time;

    (c)    Any defense arising by reason of any invalidity or unenforceability of all or any portion of the Lease or any disability of Tenant or any guarantor or of any manner in which

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Landlord has exercised its rights and remedies under the Lease, or by any cessation from any cause whatsoever of the liability of Tenant or any guarantor;

    (d)    Any defense based upon an election of remedies by Landlord;

    (e)    Any duty of Landlord to advise Guarantor of any information known to Landlord regarding the financial condition of Tenant and all other circumstances affecting Tenant’s ability to perform its obligations to Landlord, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances;

    (f)    Any rights of subrogation, reimbursement, exoneration, contribution and indemnity, and any rights or claims of any kind or nature against Tenant which arise out of or are caused by this Lease Guaranty, and any rights to enforce any remedy which Landlord now has or may hereafter have against Tenant and any benefit of, and any right to participate in, any security (including the security deposit, if any) now or hereafter held by Landlord, until all of the Guaranteed Obligations have been fully paid and performed; and

    (g)    Guarantor consents and agrees that Landlord shall be under no obligation to marshal any assets in favor of Guarantor or any of them, or against or in payment of any or all of the Guaranteed Obligations.

    2.4    Independent and Separate Obligations. The obligations of Guarantor hereunder are independent of the obligations of Tenant under the Lease and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Tenant and whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord’s rights hereunder shall not be exhausted until all of the Guaranteed Obligations have been fully paid and performed.

    2.5    Payments and Performance. Guarantor agrees that whenever Guarantor shall make any payment to Landlord or otherwise perform any of the Guaranteed Obligations hereunder on account of the liability hereunder, Guarantor will deliver such payment or tender such performance to Landlord at the address provided in Section 3.9 below or at such other address as may be required by Landlord and notify Landlord in writing that such payment is made or performance tendered under this Lease Guaranty for such purpose. It is understood that Landlord, without impairing this Lease Guaranty, may apply payments from Tenant to the Guaranteed Obligations or to such other obligations owed by Tenant to Landlord in such amounts and in such order as Landlord in its complete discretion determines. No payment made hereunder by Guarantor to Landlord shall constitute Guarantor as a creditor of Landlord.

    2.6    Continuing Obligations. In the event of the dissolution of any one of the Guarantors, this Lease Guaranty shall continue in effect in any dissolution, receivership or “winding up,” until such time as such Guarantor’s administrators, receivers, or trustees shall revoke the same as to transactions thereafter entered into by Landlord with or for the account of Tenant. The revocation of this Lease Guaranty by any one or more of the Guarantors, or by the administrators, receivers or trustees of any such Guarantor, shall not affect the continuing liability hereunder of such of the Guarantors as do not give notice of revocation.

    2.7    Acknowledgment of Separate Actions. Guarantor acknowledges and agrees that any final determination by a court of competent jurisdiction of the amount of the Guaranteed Obligations or any obligations and liabilities owing by Tenant or Guarantor to Landlord shall be conclusive and binding upon Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made.

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ARTICLE 3 - MISCELLANEOUS

    3.1    Exercise of Remedies; Successors; Etc. No delay or failure by Landlord to exercise any remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord are cumulative. If Guarantor consists of more than one person or entity, the obligations hereunder shall be joint and several. When the context in which the words are used in this Lease Guaranty indicates that such is the intent, words in the singular number shall include the plural and vice-versa. If any one or more of the provisions of this Lease Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective. The Guarantor shall not have the right to assign any of its rights or obligations under this Lease Guaranty.

    3.2    Governing Law; Consent to Jurisdiction. This Lease Guaranty shall be governed by and construed in accordance with the laws of the state where the Premises is located. As part of the consideration for Landlord's entering into the Lease with Tenant, Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts within the state of where the premises is located, and Guarantor hereby expressly consents to the jurisdiction of any local, state or federal court located within the state of where the premises is located and service of process may be made by personal service upon Guarantor wherever Guarantor may be then located, or by certified or registered mail directed to Guarantor at Guarantor's last known address, or otherwise in accordance with applicable law.

    3.3    Assignability by Landlord. Landlord may, at any time and from time to time, assign, conditionally or otherwise, all of the rights of Landlord, under the Lease and under this Lease Guaranty, whereupon such assignee shall succeed to all rights of Landlord hereunder. Landlord, or each successor landlord, may give written notice to Guarantor of any such assignment, but any failure to give, or delay in giving, such notice shall not affect the validity or enforceability of any such assignment.

    3.4    Demands. Each demand by Landlord for performance or payment hereunder shall be in writing and shall be made in the manner set forth in Section 3.9 below.

    3.5    Term. The obligations of Guarantor under this Lease Guaranty shall continue in full force and effect so long as any obligations under the Lease remain due to Landlord, and said obligations are subject to revival and renewal pursuant to Section 2.6 hereof.

    3.6    MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT TRIER OF FACT AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAW TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. EACH OF THE PARTIES HERETO SPECIFICALLY WAIVES SUCH PARTY'S RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY "CLAIMS") ASSERTED BY LANDLORD AGAINST TENANT OR GUARANTOR, OR BY TENANT OR GUARANTOR AGAINST LANDLORD, LANDLORD'S WAIVER HEREUNDER BEING EVIDENCED BY ITS ACCEPTANCE OF THIS LEASE GUARANTY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN LANDLORD, TENANT, AND

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GUARANTOR; CLAIMS WHICH ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN LANDLORD AND TENANT OR GUARANTOR; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT ARISING OUT OF THE GUARANTEED OBLIGATIONS OR THIS AGREEMENT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND.

WITH REFERENCE TO THE FOREGOING WAIVER, GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION THEREFOR AND THAT SUCH WAIVER BY GUARANTOR IS A MATERIAL INDUCEMENT FOR LANDLORD ENTERING INTO THE TRANSACTIONS COVERED BY THE LEASE AND THIS LEASE GUARANTY.

    3.8    Severability. Wherever possible each provision of this Lease Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease Guaranty.

    3.9    Notices. All notices and demands hereunder shall be deemed to have been duly given if personally delivered or mailed by United States registered or certified mail, with return receipt requested, postage prepaid to the parties at the following addresses (or at such other addresses as shall be given by written notice by any party to the others) or if deposited with a nationally recognized overnight courier requiring a signed receipt for delivery thereof, with all charges prepaid, and shall be deemed complete upon any such mailing or deposit:

        To Guarantor:            Aurinia Pharmaceuticals, Inc.
1203-4464 Markham Street
Victoria, British Columbia T5S 2H5
                        Attention: Chief Financial Officer

To Landlord:     BOF II MD 77 Upper Rock LLC
c/o Bridge Investment Group
Five Concourse Parkway, Suite 3100
Atlanta, GA 30328
Attn: Asset Management

with a copy to:        Bridge Investment Group
Five Concourse Parkway, Suite 3100
Atlanta, GA 30328
Attn: [redacted]

    3.10    Complete Agreement. This Lease Guaranty supersedes any prior negotiations, discussions or communications between Guarantor and Landlord and constitutes the entire agreement between Landlord and Guarantor with respect to the Guaranteed Obligations.

[SIGNATURE ON FOLLOWING PAGE]

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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    IN WITNESS WHEREOF, the undersigned has executed this Lease Guaranty as of the date first above written.

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                GUARANTOR:

                AURINIA PHARMACEUTICALS, INC.,
                An Alberta Corporation

            By:__/s/ Max Donley_____________
Name: Max Donley
Title:    EVP

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EXHIBIT H
RESERVED SPACES

[redacted]

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EXHIBIT I
CLEANING SPECIFICATIONS

[redacted]
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EXHIBIT J
FORM OF SNDA

[redacted]
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